Exhibit 10.1

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                           SECOND AMENDED AND RESTATED
                   WAREHOUSING CREDIT, TERM LOAN AND SECURITY
                             AGREEMENT (SYNDICATED)
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                                     BETWEEN

                         COLUMBIA NATIONAL INCORPORATED,
                             a Maryland corporation
                                       and
                          AMERICAN HOME MORTGAGE CORP.,
                             a New York corporation
                                       and
                     AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
                             a Maryland corporation

                                  as Borrowers

                                       AND

                              Lenders Party Hereto

                                       AND

                        RESIDENTIAL FUNDING CORPORATION,
                             a Delaware corporation
                                 as Credit Agent

                                       AND

                        U.S. BANK NATIONAL ASSOCIATION ,
                         a national banking association
                                       and
                     MANUFACTURERS AND TRADERS TRUST COMPANY
                         a New York banking corporation
                                  as Co-Agents

                            Dated as of May 27, 2004
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                                TABLE OF CONTENTS
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1. THE CREDIT................................................................1-1
        1.1. Warehousing Commitment..........................................1-1
        1.2. Expiration of Warehousing Commitment............................1-2
        1.3. Swingline Facility..............................................1-2
        1.4. Term Loan Commitment............................................1-2
        1.5. Expiration of Term Loan Commitment..............................1-3
        1.6. Notes...........................................................1-3
        1.7. Non-Receipt of funds by Credit Agent............................1-3
        1.8. Replacement Notes...............................................1-4
        1.9. Joint and Several Liability.....................................1-4
        1.10 Limitation on Warehousing Advances and Term Loan Advances
               Against Other Eligible Assets.................................1-4
2. PROCEDURES FOR OBTAINING ADVANCES.........................................2-1
        2.1. Warehousing Advances............................................2-1
        2.2. Term Loan Advances..............................................2-1
        2.3. Estimate of Advances............................................2-2
3. INTEREST, PRINCIPAL AND FEES..............................................3-1
        3.1. Interest........................................................3-1
        3.2. Interest Limitation.............................................3-2
        3.3. Principal Payments..............................................3-2
        3.4. Warehousing Commitment Fees.....................................3-5
        3.5. Term Loan Non-Usage Fees........................................3-5
        3.6. Agent's Fee.....................................................3-6
        3.7. Loan Package Fees, Wire Fees, Warehousing Fees..................3-6
        3.8. Miscellaneous Fees and Charges..................................3-6
        3.9. [Intentionally Omitted].........................................3-6
        3.10. Method of Making Payments......................................3-6
        3.11. Illegality.....................................................3-7
        3.12. Increased Costs; Capital Requirements..........................3-7
        3.13. Withholding Taxes..............................................3-8
4. COLLATERAL................................................................4-1
        4.1. Grant of Security Interest......................................4-1
        4.2. Maintenance of Collateral Records...............................4-3
        4.3. Release of Security Interest in Pledged Loans and Pledged
               Securities....................................................4-3
        4.4. Release of Security Interest in Other Eligible Assets...........4-4
        4.5. Collection and Servicing Rights.................................4-4
        4.6. Return of Collateral at End of Commitments......................4-5
        4.7. Delivery of Collateral Documents................................4-5
        4.8. Borrowers Remains Liable........................................4-5
        4.9. Further Assurance...............................................4-6
5. CONDITIONS PRECEDENT......................................................5-1
        5.1. Initial Advance.................................................5-1
        5.2. Each Advance....................................................5-3
        5.3. Force Majeure...................................................5-3
6. GENERAL REPRESENTATIONS AND WARRANTIES....................................6-1
        6.1. Place of Business...............................................6-1

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        6.2. Organization; Good Standing; Subsidiaries.......................6-1
        6.3. Authorization and Enforceability................................6-1
        6.4. Authorization and Enforceability of Guaranty....................6-2
        6.5. Approvals.......................................................6-2
        6.6. Financial Condition.............................................6-2
        6.7. Litigation......................................................6-2
        6.8. Compliance with Laws............................................6-2
        6.9. Regulation U....................................................6-3
        6.10. Investment Company Act.........................................6-3
        6.11. Payment of Taxes...............................................6-3
        6.12. Agreements.....................................................6-3
        6.13. Title to Properties............................................6-4
        6.14. ERISA..........................................................6-4
        6.15. No Retiree Benefits............................................6-4
        6.16. Assumed Names..................................................6-4
        6.17. Servicing......................................................6-4
7. AFFIRMATIVE COVENANTS.....................................................7-1
        7.1. Payment of Obligations..........................................7-1
        7.2. Financial Statements............................................7-1
        7.3. Other Borrowers Reports.........................................7-2
        7.4. Maintenance of Existence; Conduct of Business...................7-3
        7.5. Compliance with Applicable Laws.................................7-3
        7.6. Inspection of Properties and Books; Operational Reviews.........7-3
        7.7. Notice..........................................................7-4
        7.8. Payment of Debt, Taxes and Other Obligations....................7-4
        7.9. Insurance.......................................................7-4
        7.10. Closing Instructions...........................................7-4
        7.11. Subordination of Certain Indebtedness..........................7-5
        7.12. Other Loan Obligations.........................................7-5
        7.13. ERISA..........................................................7-5
        7.14. Use of Proceeds of Warehousing Advances........................7-5
        7.15. Use of Proceeds of Term Loan Advances..........................7-6
8. NEGATIVE COVENANTS........................................................8-1
        8.1.Contingent Liabilities...........................................8-1
        8.2.Limitation on Liens..............................................8-1
        8.3.Restrictions on Fundamental Changes..............................8-1
        8.4. Deferral of Subordinated Debt...................................8-2
        8.5.Investments......................................................8-2
        8.6. Loss of Eligibility.............................................8-2
        8.7. Accounting Changes..............................................8-2
        8.8. Leverage Ratio..................................................8-2
        8.9. Minimum Tangible Net Worth......................................8-3
        8.10. Minimum Book Net Worth.........................................8-3
        8.11. Liquid Assets..................................................8-3
        8.12. Maximum Servicing Delinquencies................................8-3
        8.13. Maximum Servicing Foreclosures.................................8-3
        8.14. Distributions to Shareholders..................................8-3
        8.15. Transactions with Affiliates...................................8-3
        8.16. Recourse Servicing Contracts...................................8-3

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9. SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING
COLLATERAL...................................................................9-1
        9.1. Special Representations and Warranties Concerning
             Eligibility as Seller/Servicer of Mortgage Loans................9-1
        9.2. Special Representations and Warranties Concerning Warehousing
             Collateral......................................................9-1
        9.3. Special Representations and Warranties Concerning REO
        Properties Included as Other Eligible Assets.........................9-3
        9.4. Special Representations and Warranties Concerning Servicing
        Collateral...........................................................9-4
        9.5. Special Representations and Warranties Concerning
             P&I Advance Receivables.........................................9-5
        9.6. Special Representations and Warranties Concerning
             T&I Advance Receivables.........................................9-5
        9.7. Special Representations and Warranties Concerning
             Foreclosure Advance Receivables.................................9-5
        9.8. Special Affirmative Covenants Concerning Warehousing
               Collateral....................................................9-6
        9.9  Special Affirmative Covenants Concering REO Properties..........9-7
        9.10   Special Nevative Covenants Concering Warehouisng Collateral...9-7
10. DEFAULTS; REMEDIES......................................................10-1
        10.1. Events of Default.............................................10-1
        10.2. Remedies......................................................10-3
        10.3. Application of Proceeds.......................................10-6
        10.4. Credit Agent Appointed Attorney-in-Fact.......................10-8
        10.5. Right of Set-Off..............................................10-8
        10.6. Sharing of Payments ..........................................10-8
11. AGENT   ................................................................11-1
        11.1. Appointment...................................................11-1
        11.2. Duties of Agent...............................................11-1
        11.3. Standard of Care..............................................11-1
        11.4. Delegation of Duties..........................................11-2
        11.5. Exculpatory Provisions........................................11-2
        11.6. Reliance by Agent.............................................11-2
        11.7. Non-Reliance on Agent or Other Lenders........................11-3
        11.8. Agent in Individual Capacity..................................11-3
        11.9. Successor Agent...............................................11-3
        11.10.Availability of Documents.....................................11-4
12. MISCELLANEOUS...........................................................12-1
        12.1. Notices.......................................................12-1
        12.2. Reimbursement Of Expenses; Indemnity..........................12-1
        12.3. Indemnification by Lenders....................................12-2
        12.4. Financial Information.........................................12-3
        12.5. Terms Binding Upon Successors; Survival of Representations....12-3
        12.6. Lenders in Individual Capacity................................12-3
        12.7. Assignments and Participations................................12-3
        12.8. Commitment Increases..........................................12-4
        12.9. Amendments....................................................12-4
        12.10.Governing Law.................................................12-5
        12.11. Relationship of the Parties..................................12-5
        12.12. Severability.................................................12-6
        12.13. Consent to Credit References.................................12-6
        12.14. Counterparts.................................................12-6

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        12.15. Headings/Captions............................................12-6
        12.16. Entire Agreement.............................................12-6
        12.17. Consent to Jurisdiction......................................12-6
        12.18. Waiver of Jury Trial.........................................12-7
        12.19. Waiver of Punitive, Consequential, Special or
                 Indirect Damages...........................................12-7
        12.20. Waiver of Defaults Under Existing Agreement..................12-7
13. DEFINITIONS.............................................................13-1
        13.1. Defined Terms.................................................13-1
        13.2. Other Definitional Provisions; Terms of Construction.........13-15

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                                    EXHIBITS
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Exhibit A         Request for Advance (Eligible Loans)
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Exhibit A-CON     Request for Advance Request (Construction/Perm Mortgage Loans)
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Exhibit A-WC      Request for Advance Request (Other Eligible Assets)
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Exhibit A-TL      Term Loan Advance Request
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Exhibit B         Procedures and Documentation for Warehousing Single Family
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Mortgage Loans

Exhibit B-CON     Procedures and Documentation for Warehousing Construction and
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Construction/Perm Mortgage Loans

Exhibit C         Schedule of Servicing Portfolio
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Exhibit D         Subsidiaries
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Exhibit E         Officer's Certificate
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Exhibit F         Schedule of Existing Lines of Credit
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Exhibit G         Assumed Names
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Exhibit H         Eligible Loans and Other Eligible Assets
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Exhibit I         Collateral Operations Fee Schedule (Single Family)
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Exhibit J         Commitment Summary Report
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Exhibit K         Terms of Guaranteed Obligations
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Exhibit L         Warehousing Commitment Amounts
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Exhibit M         Term Loan Commitment Amounts
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Exhibit N         Advance Certificate
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Exhibit O         Approved Custodians and Investors
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                           SECOND AMENDED AND RESTATED
                        WAREHOUSING CREDIT, TERM LOAN AND
                         SECURITY AGREEMENT (SYNDICATED)
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        SECOND AMENDED AND RESTATED WAREHOUSING CREDIT, TERM LOAN AND SECURITY
        AGREEMENT (SYNDICATED), dated as of May 10, 2004, between COLUMBIA NATIONAL INCORPORATED, a Maryland corporation ("CNI"), AMERICAN HOME MORTGAGE CORP., INC., a New York corporation ("AHMC"), and AMERICAN HOME MORTGAGE ACCEPTANCE, INC. a Maryland corporation ("AHMAI") (each of CNI, AHMC and AHMAI, a "Borrower," and CNI, AHMC and AHMAI together, the "Borrowers"), RESIDENTIAL FUNDING CORPORATION ("RFC"), COLONIAL BANK, N.A. ("Colonial"), CALYON NEW YORK BRANCH ("Calyon"), FLEET NATIONAL BANK ("Fleet"), MANUFACTURERS AND TRADERS TRUST COMPANY ("MTTC"), THE BANK OF NEW YORK ("BNY"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank") and COMMERZBANK AG ("Commerzbank"), BANK HAPOALIM B.M. ("Bank Hapoalim") (RFC, Colonial, Calyon, Fleet, MTTC, BNY, U.S. Bank, Commerzbank, Bank Hapoalim and any Additional Lenders as may from time to time become a party hereto and their respective successors and permitted assigns being referred to individually as a "Lender" and collectively as the "Lenders"), MTTC and U.S. Bank as co-agents for Lenders (collectively "Co-Agents"), and RFC as credit agent for Lenders (in such capacity, "Credit Agent").

        Borrowers have requested certain financing from Lenders.

        Borrowers have asked Lenders and Credit Agent to amend and restate the Existing Agreement (as defined below) and to set forth the terms and conditions upon which Lenders will provide certain financing to Borrowers.

        Credit Agent and Lenders have agreed to amend and restate the Existing Agreement to provide that financing to Borrowers subject to the terms and conditions of this Agreement.

        The "Closing Date" for the transactions contemplated by this Agreement is May 27, 2004.

        NOW, THEREFORE, the parties to this Agreement agree as follows:

        THE CREDIT

1.1.    Warehousing Commitment

        On the terms and subject to the conditions of this Agreement, Lenders agree, severally and not jointly, to make Warehousing Advances to Borrowers from the Closing Date to the Business Day immediately preceding the Warehousing Maturity Date, pro rata in accordance with their respective Percentage Shares, during which period Borrowers may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount of all Warehousing Advances and Swingline Advances outstanding at any one time may not exceed the Warehousing Credit Limit. While a Default or Event of Default exists, Lenders may refuse to make any additional Warehousing Advances to Borrowers. Effective as of the Closing Date, all outstanding loans made under the Existing Agreement are deemed to be Warehousing Advances and Swingline Advances or Term Loan Advances, as applicable, made under this Agreement. All

        Warehousing Advances and Swingline Advances under this Agreement constitute a single indebtedness, and all of the Collateral is security for the Warehousing Note, the Swingline Note and for the performance of all of the Obligations.

1.2.    Expiration of Warehousing Commitment

        The Warehousing Commitment expires on the earlier of ("Warehousing Maturity Date"): (a) August 30, 2004, as such date may be extended in writing by Lenders and Credit Agent, in their sole discretion, on which date the Warehousing Commitment will expire of its own term and the Warehousing Advances will become due and payable, in each case without the necessity of Notice or action by Lenders, and (b) the date the Warehousing Commitment is terminated and the Warehousing Advances become due and payable under Section 10.2.

1.3.    Swingline Facility

        On the terms and subject to the conditions set forth herein, RFC may, from time to time to but not including the Business Day immediately preceding the Warehousing Maturity Date, make Advances ("Swingline Advances") requested by Borrowers, in an aggregate amount not to exceed the Swingline Facility Amount, without requesting Warehousing Advances or Term Loan Advances from the other Lenders. At such time as Borrowers have borrowed the maximum amount available under the Swingline Facility Amount, RFC Agrees to provide Borrowers 1 day's Notice. Lenders hereby agree to purchase from RFC an undivided participation interest in all outstanding Swingline Advances at any time in an amount equal to each Lender's Percentage Share of such Swingline Advances. RFC may at any time in its sole and absolute discretion (and shall no less frequently than weekly and upon the acceleration of the Obligations following an Event of Default) request Lenders to make Warehousing Advances or Term Loan Advances, as applicable, in principal amounts equal to their Percentage Shares of outstanding Swingline Advances, and each Lender absolutely and unconditionally agrees to fund such Warehousing Advances or Term Loan Advances, as applicable, regardless of any Default or Event of Default or other condition which would otherwise excuse such Lender from funding such Advances, provided that no Lender shall be required to make Advances to repay Swingline Advances or purchase participations in Swingline Advances which would cause such Lender's aggregate Warehousing Advances or Term Loan Advances (including participations in Swingline Advances), as applicable, then outstanding to exceed the amount of such Lender's Warehousing Commitment Amount or Term Loan Commitment Amount, as applicable. Each Lender's Advances made pursuant to the preceding sentence shall be delivered directly to RFC in immediately available funds at the office of Credit Agent by 4:00 p.m. on the day of the request therefor by RFC if such request is made on or before 3:00 p.m., or by 9:00 a.m. on the 1st Business Day following such request if such request is made after 3:00 p.m., and shall be promptly applied against the outstanding Swingline Advances. At the time of any request for Advances from Lenders pursuant to this Section 1.3, Credit Agent shall deliver to each Lender a certificate in the form of Exhibit N attached hereto (the "Advance Certificate"), certified by Credit Agent. For purposes of the limitations set forth in Exhibit H hereto, Swingline Advances made against Eligible Loans or Other Eligible Assets shall be deemed to be Warehousing Advances, and Swingline Advances against Servicing Collateral shall be deemed to be Term Loan Advances.

1.4.    Term Loan Commitment

        On the terms and subject to the conditions of this Agreement, Lenders agree, severally and not jointly, to make Term Loan Advances to Borrowers from the Closing Date to the Business Day immediately preceding the Term Loan Commitment Termination Date, pro rata in accordance with their respective Percentage Shares, during which period Borrowers may borrow, repay and reborrow in accordance with the provisions of this Agreement. The total aggregate principal amount outstanding at any one time of all Term Loan Advances may not exceed the Term Loan Credit Limit. While a Default or Event of Default exists, Lenders may refuse to make any additional Term Loan Advances to Borrowers. All Term Loan Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Term Loan Note and for the payment and performance of all the Obligations.

1.5.    Expiration of Term Loan Commitment

        The Term Loan Commitment expires on the earlier of ("Term Loan Commitment Termination Date"): (a) August 30, 2004, as such date may be extended in writing by Lenders, in their sole discretion, on which date the Term Loan Commitment will expire of its own term, without the necessity of Notice or action by Lenders, and (b) the date the Term Loan Commitment is terminated under Section 10.2.

1.6.    Notes

        Warehousing Advances against Eligible Loans made by each Lender are evidenced by Borrowers' promissory note, payable to such Lender, in the form prescribed by Credit Agent (each, a "Warehousing Note"). Warehousing Advances against Other Eligible Assets made by each Lender are evidenced by Borrowers' promissory note, payable to such Lender, in the form prescribed by Credit Agent (each, a "Sublimit Note"). Swingline Advances of the Borrowers in favor of RFC are evidenced by Borrowers' promissory note, payable to RFC, in the form prescribed by Credit Agent (the "Swingline Note"). Term Loan Advances made by each Lender are evidenced by Borrowers' promissory note, payable to such Lender, in the form prescribed by Credit Agent (each, a "Term Loan Note"). The terms "Warehousing Note," "Sublimit Note," "Swingline Note" and "Term Loan Note" as used in this Agreement, include all amendments, restatements, renewals or replacements of the original "Warehousing Notes," `Sublimit Notes," "Swingline Note," "Term Loan Notes" and all substitutions for any of them. All terms and provisions of the "Warehousing Notes," "Sublimit Notes," "Swingline Note" and "Term Loan Notes" are incorporated into this Agreement.

1.7.    Non-Receipt of funds by Credit Agent.

        If Credit Agent receives notice from a Lender that such Lender does not intend to make its Percentage Share of any Advances, neither Credit Agent nor any other Lenders shall have any obligation to fund such Lender's Percentage Share. Notwithstanding the foregoing, unless a Lender notifies Credit Agent by 3:00 p.m. on the date of a proposed Advance that it does not intend to make its Percentage Share of such Advance available to Credit Agent at such time and on such date, Credit Agent may assume that such Lender will make such amount available to Credit Agent to be advanced to the Borrowers, and in reliance on such assumption, Credit Agent may, at its option, make a corresponding amount available to the Borrowers.

        1.7(a) If Credit Agent makes such corresponding amount available to the Borrowers and such amount is not made available to Credit Agent by such Lender by close of business on the date of the Advance, such Lender shall pay such amount to Credit Agent upon demand plus interest to the date of payment at a rate per annum equal to the Federal Funds Rate.

        1.7(b) If a Lender fails to pay as provided herein, the Borrowers shall pay such amount to Credit Agent upon demand plus interest (at the rate applicable to the Borrowers for such Warehousing Advance) to the date of repayment.

        1.7(c) Nothing in this Section 1.7 shall relieve any Lender from its obligation to fund its Percentage Share of any Advance, or prejudice any rights the Borrowers may have against any Lender as a result of such Lender's failure to make its Percentage Share of any Advance.

1.8.    Replacement Notes.

        Upon receipt by Borrowers of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note, and, in the case of any such loss, theft, destruction or mutilation, upon receipt by Borrowers of such Note, Borrowers will issue, in lieu thereof, a replacement note in the same principal amount thereof and otherwise of like tenor.

1.9.    Joint and Several Liability

        Advances shall be made to any Borrower (except to the extent otherwise provided herein), as shall be requested in the Advance Request, but each Advance, regardless of which Borrower it is made to, shall be deemed made to or for the benefit of all Borrowers, and each Borrower jointly and severally shall be obligated to repay all Advances. With respect to its obligation to repay Advances made to any other Borrower, each Borrower agrees to the terms set forth in Exhibit K.

1.10.   Limitation on Warehousing Advances and Term Loan Advances

        Lenders will make Warehousing Advances against Eligible Loans and Other Eligible Assets and Term Loan Advances against Servicing Contracts, upon the request of Borrowers, in the manner provided in Article 2, for the purposes set forth in Section 7.14 and 7.15. Lenders' obligation to make Warehousing Advances against Eligible Loans and Other Eligible Assets and Term Loan Advances are subject to the limitations set forth in Exhibit H.

                                End of Article 0

        PROCEDURES FOR OBTAINING ADVANCES

2.1.    Warehousing Advances

        2.1(a) To obtain a Warehousing Advance under this Agreement, Borrowers must deliver to Credit Agent either a completed and signed request for a Warehousing Advance on the then current form approved by Credit Agent or an Electronic Advance Request, ("Warehousing Advance Request"), not later than (i) in the case of Electronic Advance Requests, 2:30 p.m. on the Business Day, and (ii) in all other cases, 1 Business Day before the Business Day, on which Borrowers desire the Warehousing Advance. Subject to the delivery of a Warehousing Advance Request, Borrowers may obtain a Warehousing Advance under this Agreement upon compliance with the procedures set forth in this Section and in the applicable Exhibit B, including delivery to Credit Agent of all required Collateral Documents. Credit Agent's current form of Warehousing Advance Request is set forth in the applicable Exhibit A. Upon not less than 3 Business Days' prior Notice to Borrowers, Credit Agent may modify its form of Warehousing Advance Request, and any other Exhibit or document referred to in this Section to conform to either current legal requirements or Credit Agent practices and, as so modified, those Exhibits and documents will become part of this Agreement. Credit Agent will promptly notify Lenders of any changes made to any document under the preceding sentence.

        2.1(b) In making the determination whether Warehousing Advances shall be made against an Eligible Loan, Credit Agent will be permitted to rely, without independent investigation of the correctness thereof, on the most recent information supplied by Borrowers to Credit Agent with respect to the Weighted Average Committed Purchase Price. Credit Agent will disburse Warehousing Advances against Eligible Loans and other amounts to fund the origination or acquisition of such Eligible Loans in such manner as Credit Agent determines, in its sole discretion.

        2.1(c) To make Warehousing Advances against Other Eligible Assets hereunder, Credit Agent shall disburse the amount thereof into the Operating Account.

2.2.    Term Loan Advances

        2.2(a) To obtain a Term Loan Advance hereunder, Borrowers must deliver to Credit Agent, not later than 9:30 a.m. on the Business Day on which Borrowers desire to borrow Term Loan Advances hereunder, a completed and signed request for Term Loan Advances ("Term Loan Advance Request") on the then current form approved by Credit Agent. The current form in use by Credit Agent is Exhibit A-TL attached hereto. Credit Agent shall have the right, on not less than 3 Business Days' prior Notice to Borrowers, to modify Exhibit A-TL to conform to current legal requirements or Credit Agent practices and, as so modified, said Exhibit shall be deemed a part hereof.

        2.2(b) To make Term Loan Advances hereunder, Credit Agent shall disburse the amount thereof (i) in the case of Term Loan Advances made to finance a Servicing Acquisition, to the seller in such Servicing Acquisition as directed by a Borrower; and (ii) in all other cases, into the Operating Account.

2.3.    Estimate of Advances

        Borrowers will provide to Credit Agent, by the close of business on each Business Day, an estimate of the amount, if any, of Warehousing Advances against Other Eligible Assets and Term Loan Advances Borrowers expect to request on the following Business Day.

                                End of Article 0

        INTEREST, PRINCIPAL AND FEES

3.1.    Interest

        3.1(a) Except as otherwise provided in this Section, Borrowers must pay interest on the unpaid amount of each Warehousing Advance and each Term Loan Advance from the date that such Advance is made until it is paid in full at the Interest Rate specified in Exhibit H.

        3.1(b) Borrowers and any Lender may enter into an agreement (the "Balance Funded Agreement") pursuant to which Borrowers agree to maintain deposits with such Lender or a Designated Bank in consideration of the funding of all or a portion of such Lender's Advances at a Balance Funded Rate. Borrowers may give written notice to any Lender with which it has a Balance Funded Agreement, as and when provided in such Balance Funded Agreement, of Borrowers' election to have a portion (the "Balance Funded Portion") of the principal amount of such Lender's Advances bear interest at the Balance Funded Rate during any calendar month. In the event Borrowers elect to have all or a portion of any Lender's Advances bear interest at the Balance Funded Rate during any month, such Lender shall notify Credit Agent no later than 12:00 Noon on the second Business Day of the following month of the estimated amount by which the interest to be paid by Borrowers on such Lender's Advances during such month was reduced as a result of the application of such Balance Funded Agreement. If the deposits maintained by Borrowers with such Lender or its Designated Bank during such month are less than the amount required with respect to the Balance Funded Portion, or if the estimate provided by a Lender pursuant to the previous sentence is not accurate, such Lender may charge and separately bill Borrowers a deficiency fee (a "Balance Deficiency Fee"), or credit Borrowers with any amount by which interest billed exceeded interest actually due, the amount of which shall be set forth in the Balance Funded Agreement between Borrowers and such Lender.

        3.1(c) Credit Agent computes interest on the basis of the actual number of days in each month and a year of 360 days ("Accrual Basis"). Borrowers must pay interest monthly in arrears, not later than 9 days after the date of Credit Agent's invoice or, if applicable, 2 days after the date of Credit Agent's account analysis statement, commencing with the first month following the Closing Date and on the Warehousing Maturity Date.

        3.1(d) If (1) Borrowers repay a Warehousing Advance on the same day that it was made by Credit Agent or (2) Borrowers instruct Credit Agent not to make a previously requested Warehousing Advance after Credit Agent has reserved funds or made other arrangements necessary to enable Credit Agent to fund that Warehousing Advance, Borrowers agree to pay to Credit Agent for the benefit of Lenders an administrative fee equal to 1 day of interest on that Warehousing Advance at the Interest Rate that would otherwise be applicable under Exhibit H for the applicable Eligible Loan or Other Eligible Asset type.

        3.1(e) After an Event of Default occurs and upon Notice to Borrowers by Credit Agent, the unpaid amount of each Advance will bear interest at the Default Rate until paid in full.

        3.1(f) Credit Agent will adjust the rates of interest provided for in this Agreement as of the effective date of each change in the applicable index. Credit Agent's determination of such rates of interest as of any date of determination are conclusive and binding, absent manifest error.

3.2.    Interest Limitation

        Credit Agent and Lenders do not intend, by reason of this Agreement, the Notes or any other Loan Document, to receive interest in excess of the amount permitted by applicable law. If Credit Agent or Lenders receive any interest in excess of the amount permitted by applicable law, whether by reason of acceleration of the maturity of this Agreement, the Notes or otherwise, Credit Agent will apply the excess to the unpaid principal balance of the Advances and not to the payment of interest. If all Advances have been paid in full and the Commitments have expired or have been terminated, Credit Agent will remit any excess to Borrowers. This Section controls every other provision of all agreements between Borrowers, Credit Agent and Lenders and is binding upon and available to any subsequent holder of the Notes.

3.3.    Principal Payments

        3.3 (a) Borrowers must pay to Credit Agent for the benefit of Lenders the outstanding principal amount of all Warehousing Advances and Swingline Advances on the Warehousing Maturity Date.

        3.3 (b) Borrowers must pay to Credit Agent for the benefit of Lenders the outstanding principal amount of all Term Loan Advances on the Term Loan Maturity Date.

        3.3 (c) Except as otherwise provided in Section 3.1, Borrowers may prepay any portion of the Advances without premium or penalty at any time.

        3.3 (d) Borrowers must pay to Credit Agent for the benefit of Lenders, without the necessity of prior demand or Notice from Credit Agent, and Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account for the amount of any outstanding Warehousing Advances or Swingline Advances against a specific Pledged Asset upon the earliest occurrence of any of the following events:

            (1) One (1) Business Day elapses from the date a Warehousing Advance was made if the Pledged Loan to be funded by that Warehousing Advance is not closed and funded.

            (2) Ten (10) Business Days elapse without the return of a Collateral Document delivered by Credit Agent to a Borrower under a Trust Receipt for correction or completion.

            (3) On the date on which a Pledged Loan is determined to have been originated based on untrue, incomplete or inaccurate information or otherwise to be subject to fraud, whether or not Borrowers had knowledge of the misrepresentation, incomplete or incorrect information or fraud, on the date on which any Borrower knows, has reason to know, or receives Notice from Credit Agent, that (A) one or more of the representations and warranties set forth in Article 9 were inaccurate or incomplete in any material respect on any date when made or deemed made, or (B) any Borrower has failed to perform or comply with any covenant, term or condition set forth in Article 9.

            (4) On the date the Pledged Loan or a Lien prior to the Mortgage securing repayment of the Pledged Loan is defaulted and remains in default for a period of 30 days or more.

            (5) Upon the sale, other disposition or prepayment of any Pledged Asset or, with respect to a Pledged Loan included in an Eligible Mortgage Pool, upon the sale or other disposition of the related Agency Security.

            (6) One (1) Business Day immediately preceding the date scheduled for the foreclosure or trustee sale of the premises securing a Pledged Loan.

            (7) If the outstanding Warehousing Advances against Pledged Loans of a specific type of Eligible Loan exceed the aggregate Purchase Commitments for that type of Eligible Loan.

        3.3 (e) Upon telephonic or written Notice to Borrowers by Credit Agent, Borrowers must pay to Credit Agent for the benefit of Lenders, and Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account for the amount of any outstanding Warehousing Advance against a specific Pledged Asset upon the earliest occurrence of any of the following events:

            (1) For any Pledged Loan, other than an Aged Mortgage Loan, the Standard Warehouse Period elapses and, for any Aged Mortgage Loan, the Aged Warehouse Period elapses.

            (2) Forty-five (45) days or, in the case of a Bond Program Mortgage Loan, 75 days, elapse from the date a Pledged Loan was delivered to an Investor or Approved Custodian for examination and purchase or for inclusion in a Mortgage Pool, without the purchase being made or an Eligible Mortgage Pool being initially certified, or upon rejection of a Pledged Loan as unsatisfactory by an Investor or Approved Custodian.

            (3) Seven (7) Business Days elapse from the date a Wet Settlement Advance was made against a Pledged Loan without receipt by Credit Agent of all Collateral Documents relating to the Pledged Loan.

            (4) Three (3) Business Days after the mandatory delivery date of the related Purchase Commitment if the specific Pledged Loan or the Pledged Security backed by that Pledged Loan has not been delivered under the Purchase Commitment prior to such mandatory delivery date, or on the date the related Purchase Commitment expires or is terminated, unless, in each case, the Pledged Loan or Pledged Security is eligible for delivery to another Investor under a comparable Purchase Commitment.

            (5) With respect to any Pledged Loan, any of the Collateral Documents, upon examination by Credit Agent (and at the reasonable discretion of the Credit Agent), are found not to be in compliance with the requirements of this Agreement or the related Purchase Commitment.

        3.3 (f) In addition to the payments required by Sections 3.3(d) and 3.3(e), if the principal amount of any Pledged Loan or Other Eligible Asset is prepaid in whole or in part while a Warehousing Advance or Swingline Advance are outstanding against the Pledged Loan or Other Eligible Asset, Borrowers must pay to Credit Agent, without the necessity of prior demand or Notice from Credit Agent, and Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account for, the amount of the prepayment, to be applied against the Warehousing Advance or Swingline Advance.

        3.3 (g) The proceeds of the sale or other disposition of Pledged Assets must be paid directly by the Investor or other obligor to the Cash Collateral Account. Borrowers must give Notice to Credit Agent in writing or by telephone or by RFConnects Delivery to Credit Agent (and if by telephone, followed promptly by written Notice) of the Pledged Assets for which proceeds have been received. Upon receipt of Borrowers' Notice, Credit Agent will apply any proceeds deposited into the Cash Collateral Account to the payment of the Advances related to the Pledged Assets identified by Borrowers in their Notice, and those Pledged Assets will be considered to have been redeemed from pledge. Credit Agent is entitled to rely upon Borrowers' affirmation that deposits in the Cash Collateral Account represent payments from Investors or obligors for the purchase of the Pledged Assets specified by Borrowers in their Notice. If the payment from an Investor for the purchase of Pledged Assets is less than the outstanding Advances against the Pledged Assets identified by Borrowers in their Notice, Borrowers must pay to Credit Agent, and Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account in an amount equal to that deficiency. As long as no Default or Event of Default exists, Credit Agent will return to Borrowers any excess payment from an Investor or obligor for Pledged Assets unless the Majority Lenders instruct Credit Agent otherwise. For the purposes of this Section 3.3(f), payments made by check into the Cash Collateral Account shall be deemed received when the check has cleared in accordance with Credit Agent's usual procedures.

        3.3 (h) Credit Agent reserves the right to revalue any Pledged Loan that is not (i) covered by a Purchase Commitment from Fannie Mae or Freddie Mac, or (ii) to be exchanged for an Agency Security if that Agency Security is covered by a Purchase Commitment. Borrowers must pay to Credit Agent, without the necessity of prior demand or Notice from Credit Agent, and Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account for, any amount required after any such revaluation to reduce the principal amount of the Warehousing Advance outstanding against the revalued Pledged Loan to an amount equal to the Advance Rate for the applicable type of Eligible Loan, multiplied by the Fair Market Value of the Mortgage Loan, as applicable

        3.3 (i) If at any time the aggregate outstanding principal balance of all Term Loan Advances exceeds the Servicing Collateral Value, Borrowers shall prepay the Term Loan Advances in the amount of such excess. If at any time the aggregate outstanding principal balance of all Term Loan Advances and Warehousing Advances made against Other Eligible Assets exceeds 90% of the most recent Appraisal Value of the Servicing Portfolio (adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the date of the relevant Appraisal), Borrowers shall prepay the following types of Advances, in order, in the amount of such excess:

            Warehousing Advances outstanding against Other Eligible Assets, other than Repurchased Maturing Mortgage Loans;

            Term Loan Advances; and

            Warehousing Advances outstanding against Repurchased Maturing Mortgage Loans.

        3.3 (j) Amounts received by Credit Agent as proceeds of the sale or other disposition of or payments on Pledged Loans, Pledged Securities and Other Eligible Assets and applied to the principal amount of Warehousing Advances shall be allocated among Lenders as follows:

            (1) First, except in the case of proceeds of or payments on Other Eligible Assets, to RFC until the principal amount of Swingline Advances have been paid in full; and

            (2) Second, pro rata to the Lenders in accordance with their respective Percentage Shares.

            Amounts applied to Swingline Advances set forth above shall be deemed to be a repayment of the Warehousing Advances deemed pursuant to Section 1.3 to be outstanding against such Pledged Loans or Pledged Securities.

        3.3 (k) The outstanding amount of any Swingline Advance made pursuant to
        Section 1.3 shall be payable in full within 1 Business Day after the date of such Advance.

3.4.    Warehousing Commitment Fees

        Borrowers must pay each Lender, through Credit Agent, a fee ("Warehousing Commitment Fee") in the amount of 0.125% per annum of the amount of such Lender's Warehousing Commitment Amount. The Warehousing Commitment Fee is payable quarterly in advance. Credit Agent computes the Warehousing Commitment Fee on the basis of the actual number of days in each Calendar Quarter and a year of 360 days. On the Closing Date, Borrowers must pay the prorated portion of the Warehousing Commitment Fee due from the Closing Date to the last day of the current Calendar Quarter. After the Closing Date, Borrowers must pay the Warehousing Commitment Fee within 9 days after the date of Credit Agent's invoice or, if applicable, within 2 days after the date of Credit Agent's account analysis statement. If any Lender increases its Warehousing Commitment Amount, or if an Additional Lender becomes a party hereto, during any Calendar Quarter, Borrowers shall pay the prorated portion of the Warehousing Commitment Fee on the amount of such increase or the amount of such Additional Lender's Warehousing Commitment Amount from the effective date thereof to the last day of the current Calendar Quarter. If the date set forth in clause (a) of the definition of Warehousing Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrowers must pay the prorated portion of the Warehousing Commitment Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrowers are not entitled to a reduction in the amount of the Warehousing Commitment Fee if (a) the Warehousing Commitment Amounts are reduced or (b) the Warehousing Commitment is terminated at the request of Borrowers or as a result of an Event of Default. If the Warehousing Commitment terminates at the request of Borrowers or as a result of an Event of Default, Borrowers must pay, on the date of termination, a Warehousing Commitment Fee on the Warehousing Commitment Amounts in effect immediately prior to termination, for the period from the date of termination to and including the date set forth in clause (a) of the definition of Warehousing Maturity Date on the date of such termination. Credit Agent's determination of the Warehousing Commitment Fee for any period is conclusive and binding, absent manifest error.

3.5.    Term Loan Non-Usage Fees

        At the end of each Calendar Quarter during the term of this Agreement, Credit Agent will determine the average usage of the Term Loan Commitment by calculating the arithmetic daily average of the Term Loan Advances outstanding during each month during such Calendar Quarter ("Used Portion"). Credit Agent will then subtract the Used Portion from the arithmetic daily average of the Term Loan Credit Limit during each such month, and the result, if positive, will be known as the "Unused Portion." Borrowers agree to pay to Credit Agent, for the account of Lenders, a fee ("Non-Usage Fee") in the amount of 0.20% per annum of the Unused Portion during each month during such Calendar Quarter. The Non-Usage Fee is payable quarterly, in arrears. Credit Agent computes the Non-Usage Fee on the basis of the actual number of days in each month and a year of 360 days. Borrowers must pay the Non-Usage Fee within 9 days after of the date of Credit Agent's invoice or if applicable, within 2 days after the date of Credit Agent's account analysis statement. If the date set forth in clause (a) of the definition of Term Loan Maturity Date occurs on a day other than the last day of a Calendar Quarter, Borrowers must pay the prorated portion of the Non-Usage Fee due from the beginning of the then current Calendar Quarter to and including that date. Borrowers are not entitled to a reduction in the amount of the Non-Usage Fee if the Term Loan Commitment Amount is terminated at the request of Borrowers or as a result of an Event of Default. If the Term Loan Commitment terminates at the request of Borrowers or as a result of an Event of Default, Borrowers must pay, on the date of termination, a Non-Usage Fee in the amount of 0.20% per annum on (i) through the date of such termination, the Unused Portion, and (ii) from and after the date of such termination to and including the date set forth in clause (a) of the definition of Term Loan Commitment Terminaton Date, the Term

        Loan Credit Limit. Credit Agent's determination of the Non-Usage Fee for any period is conclusive and binding, absent manifest error.

3.6.    Agent's Fee

        Borrowers shall pay to Credit Agent, for its own account, such fees as shall be separately agreed between Borrowers and Credit Agent.

3.7.    Loan Package Fees, Wire Fees, Warehousing Fees

        At the time of each Warehousing Advance against an Eligible Loan, Borrowers will incur a loan package fee ("Loan Package Fee") and a wire fee ("Wire Fee"). Loan Package Fees and Wire Fees may, at Credit Agent's discretion, be billed separately or combined into a single warehousing fee ("Warehousing Fee"). Borrowers must pay all Loan Package Fees, Wire Fees or Warehousing Fees in the amount separately agreed between Borrowers and Credit Agent within 9 days after the date of Credit Agent's invoice or, if applicable, within 2 days after the date of Credit Agent's account analysis statement.

3.8.    Miscellaneous Fees and Charges

        Borrowers must reimburse Credit Agent for all Miscellaneous Fees and Charges. Borrowers must pay all Miscellaneous Fees and Charges within 9 days after the date of Credit Agent's invoice or, if applicable, within 2 days after the date of Credit Agent's account analysis statement.

3.9.    [Intentionally Omitted]

3.10.   Method of Making Payments

        3.10 (a) Credit Agent shall, on or before the 5th Business Day of each month, deliver to Borrowers billings for interest due and payable on Advances, the Warehousing Commitment Fees, the Term Loan Non-Usage Fees, Miscellaneous Charges payable to it and other fees and charges calculated through the end of the preceding month. On or after the 9th Business Day of each month, Borrowers shall pay to Credit Agent the full amount of interest, fees and charges billed as described above.

        3.10 (b) All payments made on account of the Obligations shall be made by Borrowers to Credit Agent for distribution to Lenders, except for Balance Deficiency Fees, which shall be made directly to the applicable Lenders, and fees and charges payable to Credit Agent for its own account. All payments made on account of the Obligations shall be made without setoff or counterclaim, free and clear of and without deduction for any taxes, fees or other charges of any nature whatsoever imposed by any taxing authority, and must be received by Credit Agent by 1:30 p.m. on the day of payment, it being expressly agreed and understood that if a payment is received after 1:30 p.m. by Credit Agent such payment will be considered to have been made on the next succeeding Business Day and interest thereon shall be payable by Borrowers at the then applicable rate during such extension. No principal payments resulting from the sale of Pledged Loans or Pledged Securities shall be deemed to have been received by Credit Agent until Credit Agent has also received the Notice required under Section 3.3(g). All payments shall be made in lawful money of the United States of America in immediately available funds transferred via wire to the Cash Collateral Account. If any payment required to be made by Borrowers hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest shall be payable on Advances so extended at the then applicable rate during such extension.

        3.10 (c) All amounts received by Credit Agent on account of the Obligations (except amounts received in respect of fees or expenses payable hereunder to Credit Agent for its own account or amounts payable to RFC for Swingline Advances) shall be disbursed to Lenders by wire transfer on the date of receipt if received by Credit Agent by the applicable deadlines for payment thereof as specified in Section 3.10(b) hereof, or if received later, by 12:00 noon on the next succeeding Business Day, without any interest payable by Credit Agent thereon.

        3.10 (d) Without limiting any other right that Credit Agent or any Lender may have under applicable law or otherwise, while a Default or Event of Default exists, Borrowers authorize Credit Agent to cause the Funding Bank to charge Borrowers' Operating Account, for any Obligations due and owing, without the necessity of prior demand or Notice from Credit Agent.

3.11.   Illegality

        In the event that any Lender shall have determined (which determination shall be conclusive and binding absent manifest error) at any time that the introduction of, or any change in, any applicable law, rule, regulation, order or decree or in the interpretation or the administration thereof by any Person charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive (whether or not having the force of law) of any such Person, shall make it unlawful or impossible for such Lender to charge interest at the Balance Funded Rate based on Borrowers' Eligible Balances as contemplated by this Agreement, then such Lender shall forthwith give Notice thereof to Credit Agent and Borrowers describing such illegality in reasonable detail. Upon the giving of such Notice, the obligation of such Lender to charge interest at the Balance Funded Rate based on Borrowers' Eligible Balances shall be immediately suspended for the duration of such illegality and with respect to Advances bearing interest at the Balance Funded Rate, each such Advance of such Lender shall bear interest at the applicable Interest Rate described in Exhibit
        H. If and when such illegality ceases to exist, such Lender shall notify Credit Agent and Borrowers thereof and such suspension shall cease.

3.12.   Increased Costs; Capital Requirements

        In the event any applicable law, order, regulation or directive issued by any governmental or monetary authority, or any change therein or in the governmental or judicial interpretation or application thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) by any governmental or monetary authority:

        3.12 (a) Does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Advances made hereunder, or change the basis of taxation on payments to such Lender of principal, fees, interest or any other amount payable hereunder (except for change in the rate of tax on the overall gross or net income of such Lender by the jurisdiction in which such Lender principal office is located); or

        3.12 (b) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, such Lender which are not otherwise included in the determination of the interest rate as calculated hereunder;

        and the result of any of the foregoing is to increase the cost to such Lender of making, renewing or maintaining any Advance or to reduce any amount receivable in respect thereof or to reduce the rate of return on the capital of such Lender or any Person controlling such Lender as it relates to credit facilities in the nature of that evidenced by this Agreement, then, in any such case, Borrowers shall promptly pay any additional amounts necessary to compensate such Lender for such additional cost or reduced amounts receivable or reduced rate of return as determined by such Lender with respect to this Agreement or Advances made hereunder. If a Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify Borrowers through Credit Agent of the event by reason of which it has become so entitled and Borrowers shall pay such amount within 15 days thereafter. A certificate as to any additional amount payable pursuant to the foregoing sentence containing the calculation thereof in reasonable detail submitted by a Lender, through Credit Agent, to Borrowers shall be conclusive in the absence of manifest error.

3.13.   Withholding Taxes

        3.13 (a)(1) Any and all payments by Borrowers hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed on it by any jurisdiction (excluding, in the case of each Lender and Credit Agent, (y) franchise taxes imposed on or measured by its income by the jurisdiction under the laws of which such Lender or Credit Agent, as the case may be, is organized or any political subdivision thereof, and, (z) if such Lender or Credit Agent is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form, taxes imposed on it by reason of any failure of such Lender or Credit Agent to deliver to Credit Agent or the Borrowers, from time to time as required by Credit Agent or Borrowers, such Form, completed in a manner reasonably satisfactory to Credit Agent or the Borrowers) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrowers shall be required by law to deduct any taxes from or in respect of any sum payable hereunder or under any Note to any Lender or Credit Agent
        (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13) such Lender or Credit Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, and (iii) Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

            (2) Borrowers will indemnify each Lender and Credit Agent for the full amount of taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section
            3.13 paid by such Lender or Credit Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or Credit Agent (as the case may be) makes written demand therefor.

            (3) Within 30 days after the date of any payment of taxes, Borrowers will furnish to Credit Agent the original or a certified copy of a receipt evidencing payment thereof.

            (4) Prior to the Closing Date, in the case of each Lender which is an original signatory hereto, and on the date of the assignment pursuant to which it becomes a Lender, in the case of each other Lender, and from time to time thereafter if requested by Borrowers or Credit Agent, each Lender organized under the laws of a jurisdiction outside the United States that is entitled to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide Credit Agent and Borrowers with an Internal Revenue Service Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the Internal Revenue Service of the United States certifying as to such Lender's entitlement to such exemption or reduced rate with respect to all payments to be made to such Lender hereunder and under the Notes. Unless Borrowers and Credit Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers or Credit Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

            (5) Any Lender claiming any additional amounts payable pursuant to this Section 3.13 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office to a jurisdiction in which such Lender already has a lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (6) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 3.13 shall survive the payment in full of principal and interest hereunder and under the Notes.

        3.13 (b) If Borrowers become obligated to pay additional amounts described in Section 3.13(a) as a result of any condition described in such Section and payment of such amount is demanded by any Lender, then unless a Default or an Event of Default shall have occurred and be continuing or such Lender has theretofore taken steps that will promptly remove or cure the conditions creating the cause for such obligation to pay such additional amounts, or has revoked such election, as the case may be, Borrowers may, on 10 Business Days' prior written Notice to Credit Agent, who shall promptly send a copy of such notice to each Lender, cause such Lender to (and such Lender shall, upon payment in full of all amounts outstanding in respect of such Lender's Advances, including accrued interest thereon, and all other amounts due and payable to such Lender hereunder) assign pursuant to Section 12.6 all of its rights and obligations under this Agreement to a Lender or other Person selected by Borrowers and reasonably acceptable to Credit Agent.

                                End of Article 3

        COLLATERAL

4.1.    Grant of Security Interest

        As security for the payment of the Notes and for the performance of all of Borrowers' Obligations, Borrowers grant a security interest to Credit Agent, for the benefit of Lenders, in all of Borrowers' right, title and interest in and to the following described property ("Collateral"):

        4.1 (a) All amounts advanced by Credit Agent to or for the account of Borrowers under this Agreement to fund a Mortgage Loan until that Mortgage Loan is closed and those funds disbursed.

        4.1 (b) All Mortgage Loans, including all Mortgage Notes, Mortgages and Security Agreements evidencing or securing those Mortgage Loans, that are delivered or caused to be delivered to Credit Agent or any Lender (including delivery to a third party on behalf of Credit Agent), or that otherwise come into the possession, custody or control of Credit Agent or any Lender (including the possession, custody or control of a third party on behalf of Credit Agent) for the purpose of pledge or in respect of which Credit Agent has made an Advance under this Agreement (collectively, "Pledged Loans").

        4.1 (c) All Mortgage-backed Securities that are created in whole or in part on the basis of Pledged Loans or that are delivered or caused to be delivered to Credit Agent or any Lender (including delivery to a third party on behalf of Credit Agent), or that otherwise come into the possession, custody or control of Credit Agent or any Lender (including the possession, custody or control of a third party on behalf of Credit Agent) or that are registered by book-entry in the name of Credit Agent or any Lender (including registration in the name of a third party on behalf of Credit Agent), in each case for the purpose of pledge, or in respect of which an Advance has been made under this Agreement (collectively, "Pledged Securities").

        4.1 (d) All private mortgage insurance and all commitments issued by the VA or FHA to insure or guarantee any Mortgage Loans included in the Pledged Loans, all Purchase Commitments held by Borrowers covering Pledged Loans or Pledged Securities, and all proceeds from the sale of Pledged Loans or Pledged Securities to Investors pursuant to those Purchase Commitments; and all personal property, contract rights, servicing rights or contracts and servicing fees and income or other proceeds, amounts and payments payable to Borrowers as compensation or reimbursement, accounts, payments, intangibles and general intangibles of every kind relating to Pledged Loans, Pledged Securities, Purchase Commitments, VA commitments or guaranties, FHA commitments, private mortgage insurance and commitments, and all other documents or instruments relating to Pledged Loans and Pledged Securities, including any interest of Borrowers in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to Pledged Loans.

        4.1 (e) All Servicing Contracts now owned or created or acquired by Borrowers after the date of this Agreement that do not, by their terms, prohibit the creation of a Lien thereon in favor of Credit Agent (collectively, "Pledged Servicing Contracts").

        4.1 (f) All rights of Borrowers to receive payments under or by virtue of the Servicing Contracts owned by Borrowers, whether as servicing fees, servicing income, damages, amounts payable upon the cancellation or termination of those Servicing Contracts, interest on the foregoing, or otherwise (collectively, "Pledged Servicing Payments").

        4.1 (g) All agreements under which any Servicing Contract owned by Borrowers was acquired or is sold by Borrowers (including the acquisition or sale of a Person that owns the Servicing Contract), and all documents executed or delivered in connection with that acquisition or sale (collectively, "Pledged Servicing Acquisition/Disposition Agreements").

        4.1 (h) All accounts or general intangibles owned by Borrowers ("Receivables") for the payment of money against (1) VA under a VA guaranty of, FHA or a private mortgage insurer under an FHA or private insurer's mortgage insurance policy insuring payment of, or any other Person under any other agreement (including a Servicing Contract) relating to, all or part of a defaulted Mortgage Loan repurchased by Borrowers from an investor or out of a pool of Mortgage Loans serviced by Borrowers, (2) obligors and their accounts, Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under a Servicing Contract covering, or out of the proceeds of any sale of or foreclosure sale in respect of, any Mortgage Loan (A) repurchased by Borrowers out of a pool of Mortgage Loans serviced by Borrowers, or (B) being serviced by Borrowers, in either case, for the reimbursement of real estate taxes or assessments, or casualty or liability insurance premiums, paid by Borrowers in connection with Mortgage Loans, and (3) obligors and their accounts, or Fannie Mae, Freddie Mac, Ginnie Mae or any other investor under or in respect of, or out of the proceeds of any sale or foreclosure sale in respect of, any Mortgage Loans serviced by Borrowers for repayment of advances made by Borrowers to cover shortages in principal and interest payments.

        4.1 (i) All escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration or servicing of the Collateral) and other information and data of Borrowers relating to the Collateral.

        4.1 (j) All cash, whether now existing or acquired after the date of this Agreement, delivered to or otherwise in the possession of Credit Agent or any Lender, the Funding Bank or Credit Agent's agent, bailee or custodian or designated on the books and records of Borrowers as assigned and pledged to Credit Agent, including all cash deposited in the Cash Collateral Account, the Check Disbursement Account and the Wire Disbursement Account.

        4.1 (k) All Hedging Arrangements related to the Collateral ("Pledged Hedging Arrangements") and Borrowers' accounts in which those Hedging Arrangements are held ("Pledged Hedging Accounts"), including all rights to payment arising under the Pledged Hedging Arrangements and the Pledged Hedging Accounts, except that Credit Agent's security interest in the Pledged Hedging Arrangements and Pledged Hedging Accounts applies only to benefits, including rights to payment, related to the Collateral.

        4.1 (l) All cash and non-cash proceeds of the Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the Collateral, and all products and proceeds of the Collateral, together with whatever is receivable or received when the Collateral or proceeds of Collateral are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including all rights to payment with respect to any cause of action affecting or relating to the Collateral or proceeds of Collateral.

4.2.    Maintenance of Collateral Records

        As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrowers must preserve and maintain, at their chief executive office and principal place of business or in a regional office approved by Credit Agent, or in the office of a computer service bureau engaged by Borrowers and approved by Credit Agent and, upon request, make available to Credit Agent or Lenders the originals, or copies in any case where the originals have been delivered to Credit Agent or to an Investor, of the Mortgage Notes, Mortgages and Security Agreements included in Pledged Loans, Mortgage-backed Securities delivered to Credit Agent as Pledged Securities, Purchase Commitments, and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

4.3.    Release of Security Interest in Pledged Loans and Pledged Securities

        4.3 (a) Except as provided in Section 4.3(b), Credit Agent will release its security interest in the Pledged Loans only against payment to Credit Agent of the Release Amount in connection with those Pledged Loans. If Pledged Loans are transferred to a pool custodian or an Investor for inclusion in a Mortgage Pool and Credit Agent's security interest in the Pledged Loans included in the Mortgage Pool is not released before the issuance of the related Mortgage-backed Security, then that Mortgage-backed Security, when issued, is a Pledged Security, Credit Agent's security interest continues in the Pledged Loans backing that Pledged Security and Credit Agent is entitled to possession of the Pledged Security in the manner provided in this Agreement.

        4.3 (b) If Pledged Loans are transferred to an Approved Custodian and included in an Eligible Mortgage Pool, Credit Agent's security interest in the Pledged Loans included in the Eligible Mortgage Pool will be released upon the delivery of the Agency Security to Credit Agent (including delivery to or registration in the name of a third party on behalf of Credit Agent) and that Agency Security is a Pledged Security. Credit Agent's security interest in that Pledged Security will be released only against payment to Credit Agent of the Release Amount in connection with the Mortgage Loans backing that Pledged Security.

        4.3 (c) Credit Agent has the exclusive right to possession of all Pledged Securities or, if Pledged Securities are issued in book-entry form or issued in certificated form and delivered to a clearing corporation (as that term is defined in the Uniform Commercial Code of Minnesota) or its nominee, Credit Agent has the right to have the Pledged Securities registered in the name of a securities intermediary (as that term is defined in the Uniform Commercial Code of Minnesota) in an account containing only customer securities and credited to an account of Credit Agent with respect to which Credit Agent is the entitlement holder. Credit Agent has no duty or obligation to deliver Pledged Securities to an Investor or to credit Pledged Securities to the account of an Investor or an Investor's designee except against payment for those Pledged Securities. Borrowers acknowledge that Credit Agent may enter into one or more standing arrangements with securities intermediaries with respect to Pledged Securities issued in book entry form or issued in certificated form and delivered to a clearing corporation or its designee, under which the Pledged Securities are registered in the name of the securities intermediary, and Borrowers agree, upon request of Credit Agent, to execute and deliver to those securities intermediaries Borrowers' written concurrence in any such standing arrangements.

        4.3 (d) If no Default or Event of Default occurs, Borrowers may redeem a Pledged Loan or Pledged Security from Credit Agent's security interest by notifying Credit Agent of its intention to redeem the Pledged Loan or Pledged Security from pledge and either (1) paying, or causing an Investor to pay, to Credit Agent, for application as a prepayment on the principal balance of the Warehousing Note, the Release Amount in connection with the Pledged Loan or the Pledged Loans backing that Pledged Security, or (2) delivering substitute Collateral that, in addition to being acceptable to Credit Agent in its sole discretion will, when included with the remaining Collateral, result in a Warehousing Collateral Value of all Collateral held by Credit Agent that is at least equal to the aggregate outstanding Warehousing Advances (other than Warehousing Advances against Other Eligible Assets).

        4.3 (e) After a Default or Event of Default occurs, Credit Agent may, with no liability to Borrowers or any Person, continue to release its security interest in any Pledged Loan or Pledged Security against payment of the Release Amount for that Pledged Loan or for the Pledged Loans backing that Pledged Security.

        4.3 (f) The amount to be paid by Borrowers to obtain the release of Credit Agent's security interest in a Pledged Loan ("Release Amount") will be (1) in connection with the sale of a Pledged Loan by Borrowers, the payment required in any bailee letter pursuant to which Credit Agent ships that Pledged Loan to an Investor, Approved Custodian, pool custodian or other party, (2) in connection with the sale of a Pledged Loan by Credit Agent while an Event of Default exists, the amount paid to Credit Agent in a commercially reasonable disposition of that Pledged Loan and (3) otherwise, until an Event of Default occurs, the principal amount of the Warehousing Advance outstanding against the Pledged Loan.

4.4.    Release of Security Interest in Other Eligible Assets

                Assets other than Pledged Loans, Pledged Securities and related Collateral will be released from Credit Agent's security interest in connection with any sale thereof permitted pursuant to this Agreement, provided that any prepayment of Advances required in connection with or a result of such sale under
                Section 3.3, including Section 3.3(f), 3.3(g) and 3.3(i), is made prior to, or at the time of, such sale.

4.5.    Collection and Servicing Rights

        4.5 (a) If no Event of Default exists, Borrowers may service and receive and collect directly all sums payable to Borrowers in respect of the Collateral other than proceeds of any Purchase Commitment or proceeds of the sale of any Collateral. All proceeds of any Purchase Commitment or any other sale of Collateral must be paid directly to the Cash Collateral Account for application as provided in this Agreement.

        4.5 (b) After an Event of Default, Credit Agent or its designee is entitled to service and receive and collect all sums payable to Borrowers in respect of the Collateral, and in such case (1) Credit Agent or its designee in its discretion may, in its own name, in the name of Borrowers or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but Credit Agent has no obligation to do so, (2) Borrowers must, if Credit Agent requests it to do so, hold in trust for the benefit of Credit Agent and immediately pay to Credit Agent at its office designated by Notice, all amounts received by Borrowers upon or in respect of any of the Collateral, advising Credit Agent as to the source of those funds and (3) all amounts so received and collected by Credit Agent will be held by it as part of the Collateral.

4.6.    Return of Collateral at End of Commitments

        If (a) the Commitments have expired or been terminated, and (b) no Advances, interest or other Obligations are outstanding and unpaid, Credit Agent will release its security interest and will deliver all Collateral in its possession to Borrowers at Borrowers' expense. Borrowers' acknowledgement or receipt for any Collateral released or delivered to Borrowers under any provision of this Agreement is a complete and full acquittance for the Collateral so returned, and Credit Agent is discharged from any liability or responsibility for that Collateral.

4.7.    Delivery of Collateral Documents

        4.7 (a) Credit Agent may deliver documents relating to the Collateral to Borrowers for correction or completion under a Trust Receipt.

        4.7 (b) If no Default or Event of Default exists, upon delivery by Borrowers to Credit Agent of shipping instructions pursuant to the applicable Exhibit B, Credit Agent will deliver the Mortgage Notes evidencing Pledged Loans or Pledged Securities, together with all related loan documents and pool documents previously received by Credit Agent under the requirements of the applicable Exhibit B, to the designated Investor or Approved Custodian or to another party designated by Borrowers and acceptable to Credit Agent in its sole discretion.

        4.7 (c) If a Default or Event of Default exists, Credit Agent may, without liability to Borrowers or any other Person, continue to deliver Pledged Loans or Pledged Securities, together with all related loan documents and pool documents in Credit Agent's possession, to the applicable Investor, or Approved Custodian or to another party acceptable to Credit Agent in its sole discretion.

        4.7 (d) Upon receipt of Notice from Borrowers under Section 3.3(g), and payment of the Release Amount with respect to a Pledged Loan identified by Borrowers, Credit Agent will, at Borrowers' request, release to Borrowers any Collateral Documents relating to the redeemed Pledged Loan or the Pledged Loans backing a Pledged Security that Credit Agent has in its possession and that have not been delivered to an Investor or Approved Custodian; provided, that Credit Agent shall, if requested by an Investor or Approved Custodian or consistent with past practices, provide the Collateral Documents for any Pledged Loan purchased to such Investor, and the Collateral Documents for any Pledged Loan backing Mortgage-backed Securities to the Approved Custodian.

4.8.    Borrowers Remains Liable

        Anything herein to the contrary notwithstanding, Borrowers shall remain liable under each item of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms thereof and any other agreement giving rise thereto, and in accordance with and pursuant to the terms and provisions thereof. Whether or not Credit Agent has exercised any rights in any of the Collateral, neither Credit Agent, nor any Lender shall have any obligation or liability under any of the Collateral (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by Credit Agent of any payment relating thereto, nor shall Credit Agent nor any Lender be obligated in any manner to perform any of the obligations of Borrowers under or pursuant to any of the Collateral (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any of the Collateral (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

4.9.    Further Assurance

        Borrowers authorize Credit Agent to file any financing statements, and Borrowers agree to take whatever other actions are requested by Credit Agent to perfect and continue Credit Agent's security interest in the Collateral. Borrowers will execute and cooperate with Credit Agent in obtaining from third parties control agreements in form satisfactory to Credit Agent with respect to collateral consisting of investment property, deposit accounts, letter-of-credit rights, and electronic chattel paper.

                                End of Article 0

        CONDITIONS PRECEDENT

5.1.    Initial Advance

        The Lenders' obligation to make the initial Advance under this Agreement is subject to the satisfaction, in the sole discretion of Credit Agent, of the following conditions precedent:

        5.1 (a) Credit Agent must receive the following, all of which must be satisfactory in form and content to Credit Agent, in its sole discretion:

            (1) The Notes and this Agreement duly executed by Borrowers.

            (2) A certificate of CNI stating that there has been no change in either CNI's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement and there has been no change in the certificate as to the incumbency and authenticity of the signatures of the officers of CNI delivered pursuant to Section 5.1(a)(5) of the Existing Agreement, and attaching (and certifying to) CNI's resolutions authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each applicable Advance Request and all other agreements, instruments or documents to be delivered by such Borrower under this Agreement; and certificates of good standing dated within 60 days prior to the date of this Agreement.

            (3) A certificate of AHMC stating that there has been no change in either AHMC's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement and that there has been no change in the certificate as to the incumbency and authenticity of the signatures of the officers of AMHC delivered pursuant to Section 5.1(a)(5) of the Existing Agreement, and attaching (and certifying to) AHMC's resolutions authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, each applicable Advance Request and all other agreements, instruments or documents to be delivered by such Borrower under this Agreement; and certificates of good standing dated within 60 days prior to the date of this Agreement.

            (4) A reaffirmation of Guaranty, on the form prescribed by Credit Agent, duly executed by AH Holdings.

            (5) A certificate of AH Holdings stating that there has been no change in either AH Holding's articles or certificate of incorporation or bylaws since those delivered in connection with the Existing Agreement and that there has been no change in the certificate as to the incumbency and authenticity of the signatures of the officers of AH Holdings delivered pursuant to Section 5.1(a)(9) of the Existing Agreement and attaching AH Holdings' resolutions authorizing the execution, delivery and performance of the Guaranty, as modified by the reaffirmation referred to in
            Section 5.1(a)(4) of this Agreement, the other Loan Documents and all other agreements, instruments or documents to be delivered by AH Holdings under this Agreement or the Guaranty; and certifiates of good standing dated within 60 days prior to the date of this Agreement.

            (6) AHMAI's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Maryland, AHMAI's bylaws, together with all amendments, certified by the corporate secretary or assistant secretary of AHMAI and certificates of good standing dated within 60 days prior to the date of this Agreement.

            (7) A resolution of the board of directors of AHMAI, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, each applicable Advance Request and all other agreements, instruments or documents to be delivered by such Borrower under this Agreement.

            (8) A certificate as to the incumbency and authenticity of the signatures of the officers of AHMAI executing this Agreement, the other Loan Documents, each Applicable Advance Request and all other agreements, instruments or documents to be delivered by AHMAI under the Agreement (Credit Agent and Lenders being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

            (9) The Guaranty of AHMIC, on the form prescribed by Credit Agent, duly executed by AHMIC.

            (10) AHMIC 's articles or certificate of incorporation, together with all amendments, as certified by the Secretary of State of Maryland, bylaws, together with all amendments, certified by the corporate secretary of AHMIC and certificates of good standing dated within 60 days prior to the date of this Agreement.

            (11) A resolution of the board of directors of AHMIC, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of the Guaranty, and all other agreements, instruments or documents to be delivered by AHMIC under this Agreement.

            (12) A certificate as to the incumbency and authenticity of the signatures of the officers of AHMIC executing the Guaranty and all other agreements, instruments or documents to be delivered by AHMIC under this Agreement (Credit Agent and Lenders being entitled to rely on that certificate until a new incumbency certificate has been furnished to Credit Agent).

            (13) Assumed Name Certificates dated within 30 days of the date of this Agreement for any assumed name used by any Borrower in the conduct of its business.

            (14) A favorable written opinion of counsel to Borrowers and Guarantors, addressed to Lenders and dated as of the date of this Agreement, covering such matters as Credit Agent may reasonably request.

            (15) Uniform Commercial Code, tax lien and judgment searches of the appropriate public records for each Borrower that do not disclose the existence of any prior Lien on the Collateral other than in favor of Credit Agent or as permitted under this Agreement.

            (16) Copies of the certificates, documents or other written instruments that evidence each Borrower's eligibility described in
            Section 9.1, all in form and substance satisfactory to Credit Agent.

            (17) Copies of each Borrower's errors and omissions insurance policy or mortgage impairment insurance policy, and blanket bond coverage policy, or certificates in lieu of policies, showing compliance by each Borrower as of the date of this Agreement with the related provisions of Section 7.9.

            (18) Receipt by Credit Agent of any fees due on the date of this Agreement.

        5.1 (b) If any Borrower is indebted to any of its directors, officers, shareholders or Affiliates, as of the date of this Agreement, which indebtedness has a term of more than 1 year or is in excess of $100,000, the Person to whom such Borrower is indebted must have executed a Subordination of Debt Agreement, on the form prescribed by Credit Agent; and Credit Agent must have received an executed copy of that Subordination of Debt Agreement, certified by the corporate secretary of such Borrowers to be true and complete and in full force and effect as of the date of the initial Advance.

        5.1 (c) Borrowers must not have incurred any material liabilities, direct or contingent, other than in the ordinary course of its business, since the Audited Statement Date.

5.2.    Each Advance

        Lenders' obligation to make the initial and each subsequent Advance is subject to the satisfaction, in the sole discretion of Credit Agent, as of the date of each Advance, of the following additional conditions precedent:

        5.2 (a) Borrowers must have delivered to Credit Agent, the applicable Advance Request and Collateral Documents required by, and must have satisfied the procedures set forth in, Article 2 and the Exhibits described in that Article. All items delivered to Credit Agent must be satisfactory to Credit Agent in form and content, and Credit Agent may reject any item that does not satisfy the requirements of this Agreement or the related Purchase Commitment.

        5.2 (b) Credit Agent must have received evidence satisfactory to it confirming the making and/or continuation of any book entry or the due filing and recording in all appropriate offices of all financing statements and other instruments necessary to perfect the security interest of Credit Agent in the Collateral under the Uniform Commercial Code or other applicable law.

        5.2 (c) The representations and warranties of Borrowers contained in
        Article 6 and 9 and the representations and warranties of each Guarantor under the Guaranty must be accurate and complete in all material respects as if made on and as of the date of each Advance.

        5.2 (d) Borrowers must have performed all agreements to be performed by them under this Agreement and after giving effect to the requested Advance no Default or Event of Default may exists under this Agreement.

        5.2 (e) Each Guarantor must have performed all agreements to be performed by each Guarantor under the Guaranty.

        Delivery of an Advance Request by Borrowers will be deemed a representation by Borrowers and Guarantors that all conditions set forth in this Section have been satisfied as of the date of the Advance.

5.3.    Force Majeure

        Notwithstanding Borrowers' satisfaction of the conditions set forth in this Agreement, Credit Agent and Lenders have no obligation to make an Advance if Lenders or Credit Agent are unable to deliver such funds as a result of any fire or other casualty, failure of power, strike, lockout or other labor trouble, banking moratorium, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, insurrection, act of terrorism, war or other activity of armed forces, act of God or other similar reason beyond the control of Lenders and Credit Agent. Lenders and Credit Agent will make the requested Advance as soon as reasonably possible following the occurrence of such an event.

                                End of Article 0

        GENERAL REPRESENTATIONS AND WARRANTIES

        Borrowers represent and warrant to Credit Agent and Lenders as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that:

6.1.    Place of Business

        Each Borrower's chief executive office and principal place of business is: c/o American Home Mortgage Holdings, Inc., 520 Broadhollow Road, Melville, NY 11747.

6.2.    Organization; Good Standing; Subsidiaries

        Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland (in the case of CNI and AHMAI) and the State of New York (in the case of AHMC), respectively, and has the full legal power and authority to own its property and to carry on its business as currently conducted. Each Borrower is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on such Borrower's business, operations, assets or financial condition as a whole. For the purposes of this Agreement, good standing includes qualification for all licenses and payment of all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which a Borrower transacts business. Borrowers have no Subsidiaries except as set forth on Exhibit D, which sets forth with respect to each Subsidiary, its name, address, jurisdiction of organization, each state in which it is qualified to do business and the percentage ownership of its capital stock by a Borrower. Each of Borrowers' Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the full legal power and authority to own its property and to carry on its business as currently conducted.

6.3.    Authorization and Enforceability

        Each Borrower has the power and authority to execute, deliver and perform this Agreement, the Notes and other Loan Documents to which it is party and to make the borrowings under this Agreement. The execution, delivery and performance by each Borrower of this Agreement, the Notes and the other Loan Documents to which it is party and the making of the borrowings under this Agreement and the Notes, have been duly and validly authorized by all necessary corporate action on the part of each Borrower (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not
        (a) conflict with or violate any provision of law, of any judgments binding upon any Borrower, or of the articles of incorporation or by-laws of any Borrower, or (b) conflict with or result in a breach of, constitute a default or require any consent under, or result in or require the acceleration of any indebtedness of any Borrower under any agreement, instrument or indenture to which any Borrower is a party or by which any Borrower or its property may be bound or affected, or result in the creation of any Lien upon any property or assets of any Borrower (other than the Lien on the Collateral granted under this Agreement). This Agreement, the Notes and the other Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.4.    Authorization and Enforceability of Guaranty

        Each non-individual Guarantor has the power and authority, and each individual Guarantor has the legal capacity to execute, deliver and perform the Guaranty. The Guaranty constitutes the legal, valid, and binding obligation of each Guarantor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights.

6.5.    Approvals

        The execution and delivery of this Agreement, the Notes and the other Loan Documents and the performance of each Borrower's obligations under this Agreement, the Notes and the other Loan Documents and the validity and enforceability of this Agreement, the Notes and the other Loan Documents do not require any license, consent, approval or other action of any state or federal agency or governmental or regulatory authority other than those that have been obtained and remain in full force and effect.

6.6.    Financial Condition

        The balance sheet of Borrowers (and, if applicable, Borrowers' Subsidiaries, on a consolidated basis) as of each Statement Date, and the related statements of income, cash flows and changes in stockholders' equity for the fiscal period ended on each Statement Date, furnished to Credit Agent, fairly present the financial condition of Borrowers (and, if applicable, Borrowers' Subsidiaries) as at that Statement Date and the results of its operations for the fiscal period ended on that Statement Date. Borrowers had, on each Statement Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, those financial statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Borrowers except as previously disclosed to Credit Agent in writing. Those financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Audited Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of Borrowers (and, if applicable, Borrowers' Subsidiaries), nor is any Borrower aware of any state of facts that (with or without notice or lapse of time or both) would or could result in any such material adverse change.

6.7.    Litigation

        There are no actions, claims, suits or proceedings pending or, to Borrower's knowledge, threatened or reasonably anticipated against or affecting any Borrower or any Subsidiary of Borrowers in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a material adverse change in any Borrower's business, operations, assets or financial condition as a whole, or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

6.8.    Compliance with Laws

        Neither any of the Borrowers nor any Subsidiary of any of the Borrowers is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that could result in a material adverse change in any Borrower's business, operations, assets or financial condition as a whole or that would affect the validity or enforceability of this Agreement, the Notes or any other Loan Document.

6.9.    Regulation U

        None of the Borrowers is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advance made under this Agreement will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

6.10.   Investment Company Act

        None of the Borrowers is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act.

6.11.   Payment of Taxes

        Each Borrower, and each of its Subsidiaries, has filed or caused to be filed all federal, state and local income, excise, property and other tax returns that are required to be filed with respect to the operations of such Borrower and its Subsidiaries, all such returns are true and correct and Borrowers and each of its Subsidiaries has paid or caused to be paid all taxes shown on those returns or on any assessment, to the extent that those taxes have become due, including all FICA payments and withholding taxes, if appropriate. The amounts reserved as a liability for income and other taxes payable in the financial statements described in Section 6.6 are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of each Borrower and its Subsidiaries accrued for or applicable to the period and on the dates of those financial statements and all years and periods prior to those financial statements and for which such Borrower and its Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person. No tax Liens have been filed and no material claims are being asserted against any Borrower, any Subsidiary of any Borrower or any property of any Borrower or any Subsidiary of any Borrower with respect to any taxes, fees or charges.

6.12.   Agreements

        Neither any of the Borrowers nor any Subsidiary of any Borrower is a party to any agreement, instrument or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 6.6. Neither any of the Borrowers nor any Subsidiary of any Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could result in a material adverse change in any Borrower's business, operations, properties or financial condition as a whole. No holder of any indebtedness of any Borrower or of any of its Subsidiaries has given notice of any asserted default under that indebtedness, and no liquidation or dissolution of any Borrower or of any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to any Borrower or of any of its Subsidiaries or any of its or their properties is pending, or to the knowledge of any Borrower, threatened.

6.13.   Title to Properties

        Each Borrower, and each Subsidiary of such Borrower, has good, valid, insurable and (in the case of real property) marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 6.6, except for those properties and assets that any Borrower has disposed of since the date of those financial statements either in the ordinary course of business or because they were no longer used or useful in the conduct of such Borrower's or the Subsidiary's business. All of each Borrower's properties and assets are free and clear of all Liens except as disclosed in each Borrower's financial statements.

6.14.   ERISA

        Each Plan is in compliance with all applicable requirements of ERISA and the Internal Revenue Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Internal Revenue Code setting forth those requirements, except where any failure to comply would not result in a material loss to any Borrower or any ERISA Affiliate. All of the minimum funding standards or other contribution obligations applicable to each Plan have been satisfied. No Plan is a defined-benefit pension plan subject to Title IV of ERISA, and there is no Multiemployer Plan.

6.15.   No Retiree Benefits

        Except as required under Section 4980B of the Internal Revenue Code,
        Section 601 of ERISA or applicable state law, neither any of the Borrowers nor, if applicable, any Subsidiary of any Borrower is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

6.16.   Assumed Names

        None of the Borrowers originates Mortgage Loans or otherwise conducts business under any names other than its legal name and the assumed names set forth on Exhibit G. Each Borrower has made all filings and taken all other action as may be required under the laws of any jurisdiction in which it originates Mortgage Loans or otherwise conducts business under any assumed name. No Borrower's use of the assumed names set forth on Exhibit G conflicts with any other Person's legal rights to any such name, or otherwise gives rise to any liability by any Borrower to any other Person. Borrowers may amend Exhibit G to add or delete any assumed names used by any Borrower to conduct business. An amendment to Exhibit G to add an assumed name is not effective until a Borrower has delivered to Credit Agent an assumed name certificate in the jurisdictions in which the assumed name is to be used, which must be satisfactory in form and content to Credit Agent, in its sole discretion. In connection with any amendment to delete a name from Exhibit G, Each Borrower represents and warrants that it has ceased using that assumed name in all jurisdictions.

6.17.   Servicing

        Exhibit C is a true and complete list of each Borrower's Servicing Portfolio. Each of Borrower's Servicing Contracts are in full force and effect, and are unencumbered by Liens other than Liens disclosed in Exhibit C. No default or event that, with notice or lapse of time or both, would become a default, exists under any of any Borrower's Servicing Contracts.

                                End of Article 0

        AFFIRMATIVE COVENANTS

        As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, each Borrower must:

7.1.    Payment of Obligations

        Punctually pay or cause to be paid all Obligations, including the Obligations payable under this Agreement and under the Notes, in accordance with their terms.

7.2.    Financial Statements

        Deliver to Credit Agent:

        7.2 (a) As soon as available and in any event within 45 days after the end of each month, including the last month of Borrowers' fiscal year, an interim combined statement of income of Borrowers (and, if applicable, Borrowers' Subsidiaries, on a consolidated basis) for the immediately preceding month and for the period from the beginning of the fiscal year to the end of that month, and the related balance sheet as at the end of the immediately preceding month, all in reasonable detail, subject, however, to year-end audit adjustments.

        7.2 (b) As soon as available and in any event within 90 days after the end of each fiscal year of Borrowers, fiscal year-end combined statements of income, changes in stockholders' equity and cash flow of Borrowers (and, if applicable, Borrowers' Subsidiaries, on a consolidated basis) for that year, and the related balance sheet as of the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Credit Agent and prepared by independent certified public accountants of recognized standing acceptable to Credit Agent and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to Borrowers or their boards of directors.

        7.2 (c) Together with each delivery of financial statements required by this Section, a Compliance Certificate substantially in the form of Exhibit E.

        7.2 (d) As soon as available and in any event within 90 days after the end of each fiscal year of AHMIC, fiscal year-end consolidating statements of income, changes in stockholders' equity and cash flows of AHMIC (and, if applicable, AHMIC's Subsidiaries, on a consolidated basis) for the most recent fiscal year, the related balance sheet as at the end of that year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail and accompanied by (1) an opinion as to those financial statements in form and substance satisfactory to Credit Agent and prepared by independent certified public accountants of recognized standing acceptable to Credit Agent and (2) any management letters, management reports or other supplementary comments or reports delivered by those accountants to AHMIC.

        7.2 (e) Copies of all regular or periodic financial and other reports that AHMIC files with the Securities and Exchange Commission or any successor governmental agency or other entity.

7.3.    Other Borrowers Reports

        Deliver to Credit Agent:

        7.3 (a) As soon as available and in any event within 45 days after the end of each month, a consolidated report ("Servicing Portfolio Report") as of the end of such month, as to all Mortgage Loans, the servicing rights to which are owned by Borrowers (specified by investor type, recourse and non-recourse) regardless of whether the Mortgage Loans are Pledged Loans. The Servicing Portfolio Report must indicate which Mortgage Loans (1) are current and in good standing, (2) are more than 30, 60 or 90 days past due, (3) are the subject of pending bankruptcy or foreclosure proceedings, or (4) have been converted (through foreclosure or other proceedings in lieu of foreclosure) into real estate owned by Borrowers. The Servicing Portfolio Report must segregate the information relating to the Pledged Mortgage Loans from other information.

        7.3 (b) As soon as available and in any event within 45 days after the end of each Calendar Quarter of Borrowers, or more frequently upon Credit Agent's request, an Appraisal of the Eligible Servicing Portfolio. If Borrowers fail to obtain an Appraisal required by this Section within 45 days after the end of each Calendar Quarter, or within 30 days after Notice from Credit Agent, Credit Agent may obtain an Appraisal and Borrowers must reimburse Credit Agent for its costs and expenses incurred in connection with that Appraisal.

        7.3 (c) As soon as available and in any event within 45 days after the end of each month, a consolidated loan production report as of the end of that month, presenting the total dollar volume and the number of Mortgage Loans originated and closed or purchased during that month and for the fiscal year-to-date, specified by property type and loan type for Borrowers.

        7.3 (d) As soon as available and in any event within 45 days after the end of each month, a commitment summary and pipeline report, substantially in the form of Exhibit J, as of the end of that month.

        7.3 (e) Unless the Funding Bank has previously provided Credit Agent with a copy of the Funding Bank's monthly statement for the Check Disbursement Account, as soon as available and in any event within 30 days after the end of each month, a copy of that monthly statement.

        7.3 (f) As soon as available and in any event within 45 days after the end of each month, a report as of the end of that month detailing all requests that Borrowers repurchase Mortgage Loans from an Investor or out of an Eligible Mortgage Pool, the status of each such request and any indemnification or similar agreement to which any Borrower is a party in connection with any such request.

        7.3 (g) Other reports in respect of Pledged Assets, including copies of purchase confirmations issued by Investors purchasing Pledged Loans from Borrowers, in such detail and at such times as Credit Agent in its discretion may reasonably request.

        7.3 (h) With reasonable promptness, all further information regarding the business, operations, properties or financial condition of Borrowers as Credit Agent, or any Lender, through the Credit Agent, may reasonably request, including copies of any audits completed by HUD, Ginnie Mae, Fannie Mae or Freddie Mac.

7.4.    Maintenance of Existence; Conduct of Business

        Preserve and maintain its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business, including its eligibility as lender, seller/servicer and issuer described under
        Section 9.1; conduct its business in an orderly and efficient manner; maintain a net worth of acceptable assets as required for maintaining its eligibility as lender, seller/servicer and issuer described under
        Section 9.1; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

7.5.    Compliance with Applicable Laws

        Comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, a breach of which could result in a material adverse change in its business, operations, assets, or financial condition as a whole or on the enforceability of this Agreement, the Notes, any other Loan Document or any Collateral, except where contested in good faith and by appropriate proceedings.

7.6.    Inspection of Properties and Books; Operational Reviews

        7.6 (a) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) to discuss the business, operations, assets and financial condition of each Borrower and its Subsidiaries with each Borrower's officers, agents and employees, and to examine and make copies or extracts of each Borrower's and its Subsidiaries' books of account, all at such reasonable times and, as long as no Default or Event of Default has occurred and is continuing, on such reasonable Notice, as Credit Agent, any Lender or any Participant may request.

        7.6 (b) Provide its accountants with a copy of this Agreement promptly after its execution and authorize and instruct them to answer candidly all questions that the officers of Credit Agent, any Lender or any Participant or any authorized representatives of Credit Agent, any Lender or any Participant may address to them in reference to the financial condition or affairs of each Borrower and its Subsidiaries. As long as no Default or Event of Default has occurred and is continuing, Credit Agent or any Lender shall provide Borrowers with advance notice of any such inquiry to Borrowers' accountants. Borrowers may have their representatives in attendance at any meetings held between the officers or other representatives of Credit Agent, any Lender or any Participant and Borrowers' accountants under this authorization.

        7.6 (c) Permit Credit Agent, any Lender or any Participant (and their authorized representatives) access to each Borrower's premises and records for the purpose of conducting a review of each Borrower's general mortgage business methods, policies and procedures, auditing its loan files, and reviewing the financial and operational aspects of each Borrower's business.

7.7.    Notice

        Give prompt Notice to Credit Agent of (a) any action, suit or proceeding instituted by or against Borrowers or any of their Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign), which action, suit or proceeding has at issue in excess of $500,000, or any such proceedings threatened against Borrowers or any of their Subsidiaries in writing containing the details of that action, suit or proceeding; (b) the filing, recording or assessment of any federal, state or local tax Lien against Borrowers, or any of their assets or any of their Subsidiaries;
        (c) an Event of Default; (d) a Default that continues for more than 4 days; (e) the suspension, revocation or termination of any Borrower's eligibility, in any respect, as lenders, seller/servicer or issuer as described under Section 9.1; (f) the transfer, loss, nonrenewal or termination of any Servicing Contracts to which any Borrower is a party, or which is held for the benefit of any Borrower, and the reason for that transfer, loss, nonrenewal or termination if the aggregate principal amount of Mortgage Loans serviced pursuant to affected Servicing contracts exceeds 2.50% of the Eligible Servicing Portfolio as of the date of the most recent Appraisal; (g) any Prohibited Transaction with respect to any Plan, specifying the nature of the Prohibited Transaction and what action Borrowers propose to take with respect to it; and (h) any other action, event or condition of any nature that could lead to or result in a material adverse change in the business, operations, assets or financial condition of Borrowers or any of their Subsidiaries.

7.8.    Payment of Debt, Taxes and Other Obligations

        Pay, perform and discharge, or cause to be paid, performed and discharged, all of the obligations and indebtedness of each Borrower and its Subsidiaries, all taxes, assessments and governmental charges or levies imposed upon each Borrower or its Subsidiaries or upon their respective income, receipts or properties before those taxes, assessments and governmental charges or levies become past due, and all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could become a Lien or charge upon any of their respective properties or assets. Each Borrower and its Subsidiaries are not required to pay, however, any taxes, assessments and governmental charges or levies or claims for labor, materials or supplies for which each Borrower or its Subsidiaries have obtained an adequate bond or insurance or that are being contested in good faith and by proper proceedings that are being reasonably and diligently pursued and for which proper reserves have been created.

7.9.    Insurance

        Maintain blanket bond coverage and errors and omissions insurance or mortgage impairment insurance, with such companies and in such amounts as satisfy prevailing requirements applicable to a Lender, seller/servicer and issuer described under Section 9.1, and liability insurance and fire and other hazard insurance on its properties, in each case with responsible insurance companies acceptable to Credit Agent, in such amounts and against such risks as is customarily carried by similar businesses operating in the same location. Within 30 days after Notice from Credit Agent, obtain such additional insurance as Credit Agent may reasonably require, all at the sole expense of Borrowers. Copies of such policies must be furnished to Credit Agent without charge upon request of Credit Agent.

7.10.   Closing Instructions

        Indemnify and hold Credit Agent and Lenders harmless from and against any loss, including reasonable attorneys' fees and costs, attributable to the failure of any title insurance company, agent or approved attorney to comply with Borrowers' disbursement or instruction letter relating to any Mortgage Loan. Credit Agent has the right to pre-approve Borrowers' choice of title insurance company, agent or approved attorney and Borrowers' disbursement or instruction letter to them in any case in which Borrowers intend to obtain a Warehousing Advance against the Mortgage Loan to be created at settlement or to pledge that Mortgage Loan as Collateral under this Agreement. In any event, Borrowers' disbursement or instruction letter must include the following language:

            Residential Funding Corporation has a security interest in any amounts advanced by it to fund this mortgage loan and in the mortgage loan funded with those amounts. You must promptly return any amounts advanced by Residential Funding Corporation and not used to fund this mortgage loan. You also must immediately return all amounts advanced by Residential Funding Corporation if this mortgage loan does not close and fund within 1 Business Day of your receipt of those funds.

7.11.   Subordination of Certain Indebtedness

        Cause any indebtedness of any Borrower to any shareholder, director, officer or Affiliate of any Borrower, or to any Guarantor, which indebtedness has a term of more than 1 year or is in excess of $100,000, to be subordinated to the Obligations by the execution and delivery to Credit Agent of a Subordination of Debt Agreement, on the form prescribed by Credit Agent, certified by the corporate secretary of such Borrower to be true and complete and in full force and effect.

7.12.   Other Loan Obligations

        Perform all material obligations under the terms of each loan agreement, note, mortgage, security agreement or debt instrument by which any Borrower is bound or to which any of its property is subject, and promptly notify Credit Agent in writing of a declared default under or the termination, cancellation, reduction or nonrenewal of any of its other lines of credit or agreements with any other Lenders. Exhibit F is a true and complete list of all such lines of credit or agreements as of the date of this Agreement. Borrowers must give Credit Agent at least 30 days Notice before entering into any additional lines of credit or agreements.

7.13.   ERISA

        Maintain (and, if applicable, cause each ERISA Affiliate to maintain) each Plan in compliance with all material applicable requirements of ERISA and of the Internal Revenue Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Internal Revenue Code, and not (and, if applicable, not permit any ERISA Affiliate to), (a) engage in any transaction in connection with which Borrowers or any ERISA Affiliate would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
        Section 4975 of the Internal Revenue Code, in either case in an amount exceeding $25,000 or (b) fail to make full payment when due of all amounts that, under the provisions of any Plan, Borrowers or any ERISA Affiliate is required to pay as contributions to that Plan, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $25,000.

7.14.   Use of Proceeds of Warehousing Advances

        Use the proceeds of each Warehousing Advance solely for the purpose of
        (a) in the case of Warehousing Advances against Eligible Loans, funding Eligible Loans and against the pledge of those Eligible Loans as Collateral, and (b) in the case of Warehousing Advances against Other Eligible Assets, financing the Other Eligible Assets, subject to the limitations set forth on Exhibit H.

7.15.   Use of Proceeds of Term Loan Advances

        Use the proceeds of each Term Loan Advance solely for the purpose of funding Servicing Acquisitions and financing general working capital needs of Borrowers.

                                End of Article 0

        NEGATIVE COVENANTS

        As long as the Commitments are outstanding or there remain any Obligations to be paid or performed, Borrowers must not, either directly or indirectly, without the prior written consent of Credit Agent:

8.1.    Contingent Liabilities

        Assume, guarantee, endorse or otherwise become contingently liable for the obligation of any Person except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for obligations arising in connection with the sale of Mortgage Loans without credit recourse (but subject to recourse for breaches of normal representations, warranties and other provisions) in the ordinary course of Borrowers' business.

8.2.    Limitation on Liens

        Pledge or grant a security interest in any Collateral, other than to Credit Agent, or omit to take any action required to keep all Collateral, including Borrowers' Servicing Contracts in full force and effect.

8.3.    Restrictions on Fundamental Changes

        8.3 (a) Consolidate, merge or enter into any analogous reorganization or transaction with any Person, unless such other Person is engaged in the mortgage banking business and a Borrower is the surviving entity.

        8.3 (b) Liquidate, wind up or dissolve (or suffer any liquidation or dissolution).

        8.3 (c) Cease actively to engage in the business of originating, acquiring or servicing Mortgage Loans or make any other material change in the nature or scope of the business in which each Borrower engages as of the date of this Agreement.

        8.3 (d) Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) all or any substantial part of each Borrower's business or assets, whether now owned or acquired after the Closing Date, other than, in the ordinary course of business and to the extent not otherwise prohibited by this Agreement, sales of (1) Mortgage Loans, (2) Mortgage-backed Securities and (3) Servicing Contracts.

        8.3 (e) Acquire by purchase or in any other transaction all or substantially all of the business or property of, or stock or other ownership interests of, any Person, unless such Person is engaged in the mortgage banking business and, after giving effect to such acquisition or purchase, no Default or Event of Default will have occurred and be continuing.

        8.3 (f) Change its name or jurisdiction of incorporation, without the prior written consent of the Majority Lenders, which will not be unreasonably withheld.

        8.3 (g) Permit any Subsidiary of Borrowers to do or take any of the foregoing actions.

8.4.    Deferral of Subordinated Debt

        (a) Pay any Subordinated Debt of Borrowers in advance of its stated maturity, except for prepayments in an aggregate amount not to exceed $75,000; or (b) after a Default or Event of Default under this Agreement has occurred, make any payment of any kind on any Subordinated Debt of Borrowers until all of the Obligations have been paid and performed in full and any applicable preference period has expired.

8.5.    Investments

        Make or own, or permit any Subsidiary to make or own, any Investment, except Investments in (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group, a Division of McGraw Hill, Inc., or Moody's Investors Service, Inc., (c) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Rating Group, a Division of McGraw, Hill, Inc., or Moody's Investors Service, Inc., (d) Mortgage Loans and Mortgage-backed Securities originated or acquired in the ordinary course of business, (e) certificates of deposits or bankers acceptances issued by any Lender or any other commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000, or by United States offices of foreign banks having the highest rating obtainable from a nationally recognized rating agency, or by any commercial bank or savings association to the extent the full amount thereof is insured by the Federal Deposit Insurance Corporation, in each case maturing within one year from the date of acquisition thereof; (f) investments in mutual funds that invest substantially all of their assets in investments of the types described in subsections (a), (b), (c) and (e) of this Section 8.5, (g) Investments made pursuant to Hedging Arrangements, (h) Investments in businesses related to mortgage banking not otherwise permitted by this
        Section 8.5 in an aggregate amount not to exceed $1,500,000, and (i) Investments existing as of the Closing Date in the capital stock of Subsidiaries, as described on Exhibit D hereto.

8.6.    Loss of Eligibility

        Take any action that would cause any Borrower to lose all or any part of its status as an eligible lender, seller/servicer or issuer as described under Section 9.1.

8.7.    Accounting Changes

        Make, or permit any Subsidiary of any Borrower to make, any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary of any Borrower.

8.8.    Leverage Ratio

        Permit Borrowers' Leverage Ratio, on a combined basis, at any time to exceed 13 to 1.

8.9.    Minimum Tangible Net Worth

        Permit Borrowers' Tangible Net Worth, on a combined basis, at any time to be less than $125,000,000.

8.10.   Minimum Book Net Worth

        Permit Borrowers' Book Net Worth, on a combined basis, at any time to be less than $160,000,000.

8.11.   Liquid Assets

        Permit Borrowers' Liquid Assets, on a combined basis, at any time to be less than $6,000,000.

8.12.   Maximum Servicing Delinquencies

        Permit Borrowers' Servicing Delinquencies, on a combined basis, at any time to be greater than 6% of the Eligible Servicing Portfolio; for purposes of such calculation, Bond Program Mortgage Loans shall be excluded.

8.13.   Maximum Servicing Foreclosures

        Permit Borrowers' Servicing Foreclosures, on a combined basis, at any time to be greater than 2% of the Eligible Servicing Portfolio; for purposes of such calculation, Bond Program Mortgage Loans shall be excluded.

8.14.   Distributions to Shareholders

        Declare or pay any dividends or otherwise declare or make any distribution to Borrowers' shareholders (including any purchase or redemption of stock) if a Default or Event of Default exists or would occur as a result of the dividend

8.15.   Transactions with Affiliates

        Directly or indirectly (a) make any loan, advance, extension of credit or capital contribution to any of Borrowers' Affiliates, other than to either Guarantor or between each Borrower; (b) sell, transfer, pledge or assign any of its assets to or on behalf of those Affiliates, other than to either Guarantor or between each Borrower; (c) merge or consolidate with or purchase or acquire assets from those Affiliates, other than with either Guarantor or between each Borrower, or (d) pay management fees to or on behalf of those Affiliates.

8.16.   Recourse Servicing Contracts

        Acquire or enter into Servicing Contracts under which any Borrower must repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of those Mortgage Loans (but subject to recourse for breaches of normal representations, warranties and other provisions).

                                End of Article 0

        SPECIAL REPRESENTATIONS, WARRANTIES AND COVENANTS CONCERNING COLLATERAL

9.1.    Special Representations and Warranties Concerning Eligibility as

        Seller/Servicer of Mortgage Loans

        Borrowers represent and warrant to Credit Agent and Lenders, as of the date of this Agreement and as of the date of each Advance Request and the making of each Advance, that each Borrower is approved and qualified and in good standing as a lender, seller/servicer or issuer, as set forth below, and meets all requirements applicable to its status as:

        9.1 (a) A HUD-approved mortgagee, eligible to originate, purchase, hold, sell and service FHA fully insured Mortgage Loans.

        9.1 (b) A Ginnie Mae-approved seller/servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by Ginnie Mae.

        9.1 (c) A Fannie Mae-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Fannie Mae.

        9.1 (d) A Freddie Mac-approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to Freddie Mac.

        9.1 (e) A VA-approved mortgagee and a lender in good-standing under the VA loan guarantee program, eligible to originate, purchase, hold, sell and service VA-guaranteed Mortgage Loans.

        9.1 (f) An approved seller/servicer of Mortgage Loans by RFC, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to RFC.

9.2.    Special Representations and Warranties Concerning Warehousing Collateral

        Borrowers represent and warrant to Credit Agent and Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request and the making of each Warehousing Advance or Swingline Advance, that:

        9.2 (a) Borrowers have not selected the Collateral in a manner so as to affect adversely Lenders' interests.

        9.2 (b) A Borrower is the legal and equitable owner and holder, free and clear of all Liens (other than Liens granted under this Agreement), of the Pledged Loans and the Pledged Securities. All Pledged Loans, Pledged Securities and related Purchase Commitments have been duly authorized and validly issued to a Borrower, and all of the foregoing items of Collateral comply with all of the requirements of this Agreement, and have been and will continue to be validly pledged or assigned to Credit Agent, for the benefit of Lenders, subject to no other Liens.

        9.2 (c) A Borrower has, and will continue to have, the full right, power and authority to pledge the Collateral pledged and to be pledged by it under this Agreement.

        9.2 (d) Each Mortgage Loan and each related document included in the Pledged Loans (1) has been duly executed and delivered by the parties to that Mortgage Loan and that related document, (2) has been made in compliance with all applicable laws, rules and regulations (including all laws, rules and regulations relating to usury), (3) is and will continue to be a legal, valid and binding obligation, enforceable in accordance with its terms, without setoff, counterclaim or defense in favor of the mortgagor under the Mortgage Loan or any other obligor on the Mortgage Note and (4) has not been modified, amended or any requirements of which waived, except in writing that is part of the Collateral Documents.

        9.2 (e) Each Pledged Loan is secured by a Mortgage on real property and improvements located in one of the states of the United States or the District of Columbia.

        9.2 (f) Each Pledged Loan (other than a Third Party Originated Loan, a Construction/Perm Mortgage Loan, an Early Buyout Mortgage Loan or a Mortgage Loan that constitutes a modification of a Mortgage Loan with a final balloon payment or an adjustable interest rate) has been closed or will be closed and funded with the Advance made against it.

        9.2 (g) Except for open-ended Second Mortgage Loans, each Mortgage Loan has been fully advanced in the face amount of its Mortgage Note.

        9.2 (h) Each First Mortgage Loan is secured by a First Mortgage on the real property and improvements described in or covered by that Mortgage.

        9.2 (i) Each First Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

        9.2 (j) Each Second Mortgage Loan is secured by a Second Mortgage on the real property and improvements described in or covered by that Mortgage.

        9.2 (k) To the extent required by the related Purchase Commitment or by Investors generally for similar Mortgage Loans, each Second Mortgage Loan has or will have a title insurance policy, in ALTA form or equivalent, from a recognized title insurance company, insuring the priority of the Lien of the Mortgage and meeting the usual requirements of Investors purchasing those Mortgage Loans.

        9.2 (l) Each Mortgage Loan has been evaluated or appraised in accordance with Title XI of FIRREA.

        9.2 (m) The Mortgage Note for each Pledged Loan is (1) payable or endorsed to the order of Borrowers, (2) an "instrument" within the meaning of Article 9 of the Uniform Commercial Code of all applicable jurisdictions and (3) is denominated and payable in United States dollars.

        9.2 (n) No default has existed for 30 days or more under any Mortgage Loan included in the Pledged Loans other than an Impaired Mortgage Loan or an Early Buyout Loan.

        9.2 (o) No party to a Mortgage Loan or any related document is in violation of any applicable law, rule or regulation that would impair the collectibility of the Mortgage Loan or the performance by the mortgagor or any other obligor of its obligations under the Mortgage Note or any related document.

        9.2 (p) All fire and casualty policies covering the real property and improvements encumbered by each Mortgage included in the Pledged Loans
        (1) name and will continue to name Borrowers and its successors and assigns as the insured under a standard mortgagee clause, (2) are and will continue to be in full force and effect and (3) afford and will continue to afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance generally available.

        9.2 (q) Pledged Loans secured by real property and improvements located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency are and will continue to be covered by special flood insurance under the National Flood Insurance Program.

        9.2 (r) Each Pledged Loan against which a Warehousing Advance is made on the basis of a Purchase Commitment meets all of the requirements of that Purchase Commitment, and each Pledged Security against which a Warehousing Advance is outstanding meets all of the requirements of the related Purchase Commitment.

        9.2 (s) Pledged Loans that are intended to be exchanged for Agency Securities comply or, prior to the issuance of the Agency Securities will comply, with the requirements of any governmental instrumentality, department or agency issuing or guaranteeing the Agency Securities.

        9.2 (t) Pledged Loans that are intended to be used in the formation of Mortgage-backed Securities (other than Agency Securities) comply with the requirements of the issuer of the Mortgage-backed Securities (or its sponsor) and of the Rating Agencies.

        9.2 (u) The original assignments of Mortgage delivered to Credit Agent for each Pledged Loan are in recordable form and comply with all applicable laws and regulations governing the filing and recording of such documents.

        9.2 (v) None of the mortgagors, guarantors or other obligors of any Pledged Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

        9.2 (w) No Pledged Loan delivered to Credit Agent is a Discontinued
        Loan.

        9.2 (x) Each Pledged Loan secured by real property to which a Manufactured Home is affixed will create a valid Lien on that Manufactured Home that will have priority over any other Lien on the Manufactured Home, whether or not arising under applicable real property law.

        9.2 (y) Each Pledged Loan is an Eligible Loan as described on Exhibit H.

9.3. Special Representations Concerning REO Properties Included as Other Eligible Assets

        Borrowers represent and warrant to Lenders, as of the date of this Agreement and as of the date of each Warehousing Advance Request for a Warehousing Advance made against an Other Eligible Asset that is an REO Property and the making of each Warehousing Advance or Swingline Advance, that:

        9.3 (a)2 Borrower is the legal and equitable owner and holder, free and clear of all Liens, and such REO Property is an Other Eligible Asset as described on Exhibit H.

        9.3 (b) Each REO Property against which a Warehousing Advance is made
        (1) is free from any environmental, lien, title, compliance, regulatory or survey defect or liability, or seizure or condemnation proceeding, and (2) is current with respect to all tax and insurance payments relating to such property.

9.4.    Special Representations and Warranties Concerning Servicing Collateral

        Exhibit C is a true and complete list of each Borrower's Servicing Portfolio as of the date of this Agreement. Borrowers hereby represent and warrant to Credit Agent, as of the date of this Agreement and as of the date of each Term Loan Advance Request and the making of each Term Loan Advance or Swingline Advance, that:

        9.4 (a) Borrowers are the legal and equitable owners and holders, free and clear of all Liens (other than Liens in favor of Credit Agent), of the Servicing Contracts included in the Servicing Portfolio, and the Servicing Contracts pledged under this Agreement have been and will continue to be validly pledged or assigned to Credit Agent, subject to no other Liens.

        9.4 (b) Borrowers have, and will continue to have, the full right, power and authority to pledge the Servicing Contracts pledged and to be pledged by it under this Agreement.

        9.4 (c) Except as otherwise disclosed to Credit Agent, all of the servicing rights under the Servicing Contracts included in the Servicing Portfolio constitute direct servicing rights.

        9.4 (d) Each Servicing Contract included in the Servicing Portfolio is in full force and effect and is legal, valid and enforceable in accordance with its terms, and no default or event that, with notice or lapse of time or both, would become a default, exists under any Servicing Contract.

        9.4 (e) Each right to the payment of money under the Servicing Contracts included in the Servicing Portfolio is genuine and enforceable in accordance with its terms against the parties obligated to pay the same, which terms have not been modified or waived in any respect or to any extent.

        9.4 (f) The amount represented by Borrowers to Credit Agent as owing by an obligor under each Mortgage Loan being serviced under a Servicing Contract included in the Servicing Portfolio is the correct amount actually owing by that obligor.

        9.4 (g) To the best of Borrowers' knowledge, no obligor has any defense, set off, claim or counterclaim against Borrowers that can be asserted against Credit Agent, whether in any proceeding to enforce Credit Agent's rights in the related Mortgage Loan or otherwise.

        9.4 (h) Borrowers have not sold, assigned or otherwise transferred any rights associated with the Mortgage Loans being serviced under the Servicing Contracts included in the Servicing Portfolio.

        9.4 (i) No consent of any obligor or any other Person is required for the grant of the security interest provided in this Agreement by Borrowers in any of the Collateral or any computer software being utilized by Borrowers pursuant to license, lease or otherwise, other than consents that have been obtained, nor will any consent need to be obtained upon the occurrence of an Event of Default for Credit Agent to exercise its rights with respect to any of the Collateral.

9.5 Special Representations and Warranties Concerning P&I Advance Receivables--Pooled Loans and P&I Advance Receivables--EBO Loans

        9.5 (a) In the event the obligor on any Mortgage Loan which is part of a pool of Mortgage Loans securing a Mortgage-backed Security fails to make the payment of principal and interest as to which said receivable relates, Borrowers are entitled to reimbursement therefore on a priority basis pursuant to the terms of the applicable Servicing Contract out of proceeds of the sale or other disposition or liquidation of said Mortgage Loan or out of insurance proceeds, including, without limitation, private mortgage insurance proceeds and the proceeds of any guaranty of the obligations of the obligor thereunder.

        9.5 (b) Said receivable is and will be free and clear of all Liens, claims and encumbrances, except Liens in favor of Credit Agent for benefit of Lenders.

        9.5 (c) Said receivable is an Other Eligible Asset as described on Exhibit H.

9.6.    Special Representations and Warranties Concerning
        T&I Advance Receivables

        9.6 (a) In the event the obligor on any Mortgage Loan fails to make the payment of property tax and property insurance impound payment as to which said receivable relates, Borrowers are entitled to reimbursement therefor on a priority basis pursuant to the terms of the applicable Servicing Contract out of proceeds of the sale or other disposition or liquidation of said Mortgage Loan out of insurance proceeds, including without limitation, private mortgage insurance proceeds and the proceeds of any guaranty of the obligations of the obligor thereunder.

        9.6 (b) Said receivable is and will be free and clear of all Liens, claims and encumbrances, except Liens in favor of Credit Agent for benefit of Lenders.

        9.6 (c) Said receivable is an Other Eligible Asset as described on Exhibit H.

9.7.    Special Representations and Warranties Concerning
        Foreclosure Advance Receivables

        9.7 (a) The Mortgage Loan with respect to which such advance was made by Borrowers is in foreclosure, or there shall have been commenced and be continuing bankruptcy or similar proceedings involving the obligor on such Mortgage Loan, or Borrowers have commenced loss mitigation action with respect to such Mortgage Loans.

        9.7 (b) In the event the obligor on such Mortgage Loan fails to make the payment as to which said receivable relates, Borrowers are entitled to reimbursement therefor on a priority basis pursuant to the terms of the applicable Servicing Contract out of proceeds of the sale or other disposition or liquidation of said Mortgage Loan or out of insurance proceeds, including, without limitation, private mortgage insurance proceeds and the proceeds of any guaranty of the obligations of the obligor thereunder.

        9.7 (c) Said receivable is and will be free and clear of all Liens, claims and encumbrances, except Liens in favor of Credit Agent for benefit of Lenders.

        9.7 (d) Said receivable is an Other Eligible Asset as described on Exhibit H.

9.8.    Special Affirmative Covenants Concerning Warehousing Collateral

        As long as the Commitments are outstanding or there remain any Obligations to be paid or performed under this Agreement or under any other Loan Document, Borrowers must:

        9.8 (a) Warrant and defend the right, title and interest of Credit Agent and Lenders in and to the Collateral against the claims and demands of all Persons.

        9.8 (b) Service or cause to be serviced all Pledged Loans in accordance with the standard requirements of the issuers of Purchase Commitments covering them and all applicable HUD, Fannie Mae and Freddie Mac requirements, including taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans. Service or cause to be serviced all Mortgage Loans backing Pledged Securities in accordance with applicable governmental requirements and requirements of issuers of Purchase Commitments covering them. Hold all escrow funds collected in respect of Pledged Loans and Mortgage Loans backing Pledged Securities in trust, without commingling the same with non-custodial funds, and apply them for the purposes for which those funds were collected.

        9.8 (c) Execute and deliver to Credit Agent with respect to the Collateral those further instruments of sale, pledge, assignment or transfer, and those powers of attorney, as required by Credit Agent, and do and perform all matters and things necessary or desirable to be done or observed, for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded Credit Agent under this Agreement.

        9.8 (d) Notify Credit Agent within 2 Business Days of any default under, or of the termination of, any Purchase Commitment relating to any Pledged Loan, Eligible Mortgage Pool, or Pledged Security.

        9.8 (e) Promptly comply in all respects with the terms and conditions of all Purchase Commitments, and all extensions, renewals and modifications or substitutions of or to all Purchase Commitments. Deliver or cause to be delivered to the Investor the Pledged Loans and Pledged Securities to be sold under each Purchase Commitment not later than the mandatory delivery date of the Pledged Loans or Pledged Securities under the Purchase Commitment.

        9.8 (f) Compare the names of every mortgagor, guarantor and other obligor of every Mortgage Loan, together with appropriate identifying information concerning those Persons obtained by Borrowers, against every Restriction List, and make certain that none of the mortgagors, guarantors or other obligors of any Mortgage Loan is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law.

        9.8 (g) Prior to the origination by AHMAI of any Mortgage Loans for sale to Fannie Mae, enter into an agreement among AHMAI, Credit Agent and Fannie Mae, pursuant to which Fannie Mae agrees to send all cash proceeds of Mortgage Loans sold by each Borrower to Fannie Mae to the Cash Collateral Account.

        9.8 (h) Prior to the origination by Borrowers of any Mortgage Loan to be registered on the MERS system, obtain the approval of Credit Agent and enter into an Electronic Tracking Agreement.

9.9     Special Affirmative Covenants Concerning REO Properties

        As long as the Warehousing Commitment is outstanding or there remain any Obligations to be paid or performed under this Agreement , Borrowers must instruct the purchaser of any REO Property and the closing agent for any REO Property sale against which a Warehousing Advance has been made to wire transfer the purchase proceeds for the REO Property to the Cash Collateral Account.

9.10.   Special Negative Covenants Concerning Warehousing Collateral

        As long as the Commitments are outstanding or there remain any Obligations to be paid or performed, Borrowers must not, either directly or indirectly, without the prior written consent of Credit Agent:

        9.10 (a) Amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Loans or Pledged Securities.

        9.10 (b) Sell, transfer or assign, or grant any option with respect to, or pledge (except under this Agreement and, with respect to each Pledged Loan or Pledged Security, the related Purchase Commitment) any of the Collateral or any interest in any of the Collateral.

        9.10 (c) Make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

                                End of Article 0

        DEFAULTS; REMEDIES

10.1.   Events of Default

        The occurrence of any of the following is an event of default ("Event of Default"):

        10.1 (a) Borrower fails to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or fails to pay any installment of interest on any Advance within 9 days after the date of Credit Agent's invoice or, if applicable, within 2 days after the date of Credit Agent's account analysis statement; or fails to pay, within any applicable grace period, any other amount due under this Agreement or any other Obligation of Borrowers to Credit Agent or any Lender.

        10.1 (b) Borrowers or any of their Subsidiaries fail to pay, or default in the payment of any principal or interest on, any other indebtedness or any contingent obligation within any applicable grace period; breach or default with respect to any other material term of any other indebtedness or of any loan agreement, mortgage, indenture or other agreement relating to that indebtedness, if the effect of that breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, indebtedness of Borrowers or their Subsidiaries in the aggregate amount of $50,000 or more to become or be declared due before its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise).

        10.1 (c) Borrowers fail to perform or comply with any term or condition applicable to it contained in Sections 7.4, 7.14 or 7.15 or in any Section of Article 8.

        10.1 (d) Any representation or warranty made or deemed made by Borrowers or Guarantors under this Agreement, in any other Loan Document or in any written statement or certificate at any time given by Borrowers or Guarantors, other than the representations and warranties set forth in
        Article 9 with respect to specific Pledged Loans, is inaccurate or incomplete in any material respect on the date as of which it is made or deemed made.

        10.1 (e) Borrowers default in the performance of or compliance with any term contained in this Agreement or any other Loan Document other than those referred to in Sections 10.1(a), 10.1(c) or 10.1(d) and such default has not been remedied or waived within 30 days after the earliest of (1) receipt by Borrowers of Notice from Credit Agent of that default, (2) receipt by Credit Agent of Notice from Borrowers of that default or (3) the date Borrowers should have notified Credit Agent of that default under Section 7.7(c) or 7.7(d).

        10.1 (f) An "event of default" (however defined) occurs under any agreement between any Borrower and Credit Agent other than this Agreement and the other Loan Documents.

        10.1 (g) A case (whether voluntary or involuntary) is filed by or against Borrower, any Subsidiary of any Borrower or either Guarantor under any applicable bankruptcy, insolvency or other similar federal or state law; or a court of competent jurisdiction appoints a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower, any Subsidiary of any Borrower or either Guarantor, or over all or a substantial part of their respective properties or assets; or any Borrower, any Subsidiary of any Borrower or either Guarantor (1) consents to the appointment of or possession by a receiver (interim or permanent), liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Borrower or any Subsidiary of any Borrower, or either Guarantor, or over all or a substantial part of their respective properties or assets, (2) makes an assignment for the benefit of creditors, or (3) fails, or admits in writing its inability, to pay its debts as those debts become due.

        10.1 (h) Borrowers fail to perform any contractual obligation to repurchase Mortgage Loans, if such obligations in the aggregate exceed $1,000,000.

        10.1 (i) Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $500,000 is entered or filed against any Borrower or any of its Subsidiaries or either Guarantor or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of 30 days or 5 days before the date of any proposed sale under that money judgment, writ or warrant of attachment or similar process.

        10.1 (j) Any order, judgment or decree decreeing the dissolution of any Borrower or any non-individual Guarantor is entered and remains undischarged or unstayed for a period of 20 days.

        10.1 (k) Borrowers purport to disavow the Obligations or contest the validity or enforceability of any Loan Document.

        10.1 (l) Any Guarantor purports to disavow its obligations under its Guaranty or contests the validity or enforceability of the Guaranty.

        10.1 (m) Credit Agent's security interest on any portion of the Collateral becomes unenforceable or otherwise impaired and, if Credit Agent agrees in writing to the grace period, all Advances made against any of that Collateral are not paid in full within 10 days after the date the unenforceability or impairment begins.

        10.1 (n) A material adverse change occurs in Borrowers' financial condition, business, properties, operations or prospects, or in Borrowers' ability to repay the Obligations.

        10.1 (o) Any Lien for any taxes, assessments or other governmental charges (1) is filed against any Borrower, either Guarantor or any of its property, or is otherwise enforced against any Borrower, either Guarantor or any of its property, or (2) obtains priority that is equal to or greater than the priority of Credit Agent's security interest in any of the Collateral.

        10.1 (p) AHMIC ceases to own, directly or indirectly, all of the capital stock of each Borrower.

        10.1 (q) AHMIC's consolidated net income at any time is less than zero for any period of 3 consecutive months.

        10.1 (r) AHMIC's Leverage Ratio at any time exceeds 13 to 1.

        10.1 (s) AHMIC's Tangible Net Worth, on a consolidated basis, at any time is less than $285,000,000.

        10.1 (t) AHMIC's Book Net Worth, on a consolidated basis, at any time is less than $350,000,000.

10.2.   Remedies

        10.2 (a) If a Lender shall have knowledge of a Default or an Event of Default, it shall forthwith give Notice thereof to the Credit Agent. If the Credit Agent shall have knowledge of a Default or an Event of Default, it shall give Notice thereof to each Lender and to Borrowers. The Credit Agent shall not be deemed to have knowledge or Notice of the occurrence of a Default or an Event of

        Default unless the Credit Agent has received Notice from a Lender or Borrowers. No Lender shall be deemed to have knowledge or Notice of the occurrence of a Default or an Event of Default unless such Lender has received Notice from the Credit Agent or Borrowers.

        10.2 (b) If an Event of Default described in Section 10.1(g) occurs with respect to any Borrower, the Commitments will automatically terminate and the unpaid principal amount of and accrued interest on the Notes and all other Obligations will automatically become due and payable, without presentment, demand or other requirements of any kind, all of which Borrowers expressly waive.

        10.2 (c) If any Event of Default occurs, Majority Lenders may, by Notice to Borrowers, terminate the Commitments and declare the Obligations to be immediately due and payable.

        10.2 (d) If any Event of Default occurs, Credit Agent, on behalf of the Lenders, may, and at the direction of the Majority Lenders shall (subject to Section 11.3(c)), also take any of the following actions:

            (1) Foreclose upon or otherwise enforce its security interest in any Lien on the Collateral to secure all payments and performance of the Obligations in any manner permitted by law or provided for in the Loan Documents.

            (2) Notify all obligors under any of the Collateral that the Collateral has been assigned to Credit Agent (or to another Person designated by Credit Agent) and that all payments on that Collateral are to be made directly to Credit Agent (or such other Person); settle, compromise or release, in whole or in part, any amounts any obligor or Investor owes on any of the Collateral on terms acceptable to Credit Agent; enforce payment and prosecute any action or proceeding involving any of the Collateral; and where any Collateral is in default, foreclose on and enforce any Liens securing that Collateral in any manner permitted by law and sell any property acquired as a result of those enforcement actions.

            (3) Prepare and submit for filing Uniform Commercial Code amendment statements evidencing the assignment to Credit Agent or its designee of any Uniform Commercial Code financing statement filed in connection with any item of Collateral.

            (4) Act or contract with a third party to act, at Borrowers' expense, as servicer or subscriber of Collateral requiring servicing, and perform all obligations required under any Collateral, including Servicing Contracts and Purchase Commitments.

            (5) Require Borrowers to assemble and make available to Credit Agent the Collateral and all related books and records at a place designated by Credit Agent.

            (6) Enter onto property where any Collateral or related books and records are located and take possession of those items with or without judicial process; and obtain access to Borrowers' data processing equipment, computer hardware and software relating to the Collateral and use all of the foregoing and the information contained in the foregoing in any manner Credit Agent deems necessary for the purpose of effectuating its rights under this Agreement and any other Loan Document.

            (7) Before the disposition of the Collateral, prepare it for disposition in any manner and to the extent Credit Agent deems appropriate.

            (8) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Minnesota or other applicable law, including selling or otherwise disposing of all or any portion of the Collateral at one or more public or private sales, whether or not the Collateral is present at the place of sale, for cash or credit or future delivery, on terms and conditions and in the manner as Credit Agent may determine, including sale under any applicable Purchase Commitment. Borrowers waive any right they may have to prior notice of the sale of all or any portion of the Collateral to the extent allowed by applicable law. If notice is required under applicable law, Credit Agent will give Borrowers not less than 10 days' notice of any public sale or of the date after which any private sale may be held. Borrowers agree that 10 days' notice is reasonable notice. Credit Agent may, without notice or publication, adjourn any public or private sale one or more times by announcement at the time and place fixed for the sale, and the sale may be held at any time or place announced at the adjournment. In the case of a sale of all or any portion of the Collateral on credit or for future delivery, the Collateral sold on those terms may be retained by Credit Agent until the purchaser pays the selling price or takes possession of the Collateral. Credit Agent has no liability to Borrowers if a purchaser fails to pay for or take possession of Collateral sold on those terms, and in the case of any such failure, Credit Agent may sell the Collateral again upon notice complying with this Section.

            (9) Instead of or in conjunction with exercising the power of sale authorized by Section 10.2(c) (8), Credit Agent may proceed by suit at law or in equity to collect all amounts due on the Collateral, or to foreclose Credit Agent's Lien on and sell all or any portion of the Collateral pursuant to a judgment or decree of a court of competent jurisdiction.

            (10) Proceed against Borrowers on the Notes or against Guarantor under the Guaranty.

            (11) Retain all excess proceeds from the sale or other disposition of the Collateral, and apply them to the payment of the Obligations under Section 10.3.

            Credit Agent shall follow the instructions of the Majority Lenders in exercising or not exercising its rights under this Section 10.2, but (i) the Credit Agent shall have no obligation to take or not to take any action which it believes may expose it to any liability, and (ii) the Credit Agent may, but shall be under no obligation to, await instructions from the Majority Lenders before exercising or not exercising its rights under this Section 10.2.

        10.2 (e) Neither Credit Agent nor any Lender will incur liability as a result of the commercially reasonable sale or other disposition of all or any portion of the Collateral at any public or private sale or other disposition. Borrowers waive (to the extent permitted by law) any claims they may have against Credit Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price that Credit Agent might have obtained at a public sale, or was less than the aggregate amount of the outstanding Advances, accrued and unpaid interest on those Advances, and unpaid fees, even if Credit Agent accepts the first offer received and does not offer the Collateral to more than one offeree. Borrowers agree that any sale of Collateral under the terms of a Purchase Commitment, or any other disposition of Collateral arranged by Borrowers, whether before or after the occurrence of an Event of Default, will be deemed to have been made in a commercially reasonable manner.

        10.2 (f) Borrowers acknowledge that Mortgage Loans are collateral of a type that is the subject of widely distributed standard price quotations and that Mortgage-backed Securities are collateral of a type that is customarily sold on a recognized market. Borrowers waive any right they may have to prior notice of the sale of Pledged Securities, and agree that Credit Agent or any Lender may purchase Pledged Loans and Pledged Securities at a private sale of such Collateral.

        10.2 (g) Borrowers specifically waive and release (to the extent permitted by law) any equity or right of redemption, stay or appraisal that Borrowers have or may have under any rule of law or statute now existing or adopted after the date of this Agreement, and any right to require Credit Agent or any Lender to (1) proceed against any Person,
        (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies against the Collateral in any particular order, or
        (3) pursue any other remedy within its power. Credit Agent and Lenders are not required to take any action to preserve any rights of Borrowers against holders of mortgages having priority to the Lien of any Mortgage or Security Agreement included in the Collateral or to preserve Borrowers' rights against other prior parties.

        10.2 (h) Credit Agent may, but is not obligated to, advance any sums or do any act or thing necessary to uphold or enforce the Lien and priority of, or the security intended to be afforded by, any Mortgage or Security Agreement included in the Collateral, including payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Credit Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement of this Agreement, together with interest on those amounts at the Default Rate, from the time paid by Credit Agent until repaid by Borrowers, are deemed to be principal outstanding under this Agreement and the Notes.

        10.2 (i) No failure or delay on the part of Credit Agent or any Lender to exercise any right, power or remedy provided in this Agreement or under any other Loan Document, at law or in equity, will operate as a waiver of that right, power or remedy. No single or partial exercise by Credit Agent or any Lender of any right, power or remedy provided under this Agreement or any other Loan Document, at law or in equity, precludes any other or further exercise of that right, power, or remedy by Credit Agent or any Lender, or Credit Agent's or any Lender's exercise of any other right, power or remedy. Without limiting the foregoing, Borrowers waive all defenses based on the statute of limitations to the extent permitted by law. The remedies provided in this Agreement and the other Loan Documents are cumulative and are not exclusive of any remedies provided at law or in equity.

        10.2 (j) Borrowers grant Credit Agent and Lenders a license or other right to use, without charge, Borrowers' computer programs, other programs, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any of the Collateral and Borrowers' rights under all licenses and all other agreements related to the foregoing inure to Credit Agent's and Lenders' benefit until the Obligations are paid in full.

        10.2 (k) Borrowers acknowledge that Borrowers and Credit Agent have entered into, or after the date of this Agreement may enter into, Acknowledgement Agreements with Fannie Mae, Freddie Mac, or another Investor, and that those Acknowledgment Agreements may contain certain provisions concerning the enforcement by Credit Agent of its security interest in the Servicing Contracts subject to the Acknowledgement Agreements. Borrowers agree that the disposition of its rights in any Servicing Contract pursuant to the terms of an applicable Acknowledgment Agreement will be deemed commercially reasonable within the meaning of
        Article 9 of the Uniform Commercial Code of Minnesota. Borrowers waive any clams it might otherwise have against Credit Agent as a result of Credit Agent's compliance with the terms of any Acknowledgment Agreement.

10.3.   Application of Proceeds

        The proceeds of any sale, disposition or other enforcement of Credit Agent's security interest in all or any part of the Collateral shall be applied by Credit Agent as follows:

        10.3 (a) In the case of the proceeds of Other Eligible Assets (excluding Servicing Contracts) and related collateral:

            First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Credit Agent in connection therewith;

            Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

            Third, to Lenders holding Warehousing Advances against Other Eligible Assets, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect to such Warehousing Advances, until such interest and fees are paid in full;

            Fourth, to Lenders holding Warehousing Advances against Other Eligible Assets, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all such Warehousing Advances outstanding are paid in full;

            Fifth, to Lenders, for application to the Obligations owed to each of them in respect of other Warehousing Advances and Term Loan Advances, as set forth in clauses Fifth and Sixth of Section 11.3(b) and clauses Third and Fourth of Section 11.3(c); and

            Sixth, to the remaining Obligations; and

            Finally, to the payment to Borrowers, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        10.3 (b) In the case of the proceeds of Eligible Loans and related
        Collateral:

            First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Credit Agent in connection therewith;

            Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

            Third, to RFC, in an amount equal to the amount of accrued interest or Balance Deficiency Fees owed to RFC in respect of Swingline Advances, until paid in full;

            Fourth, to RFC until the principal amount of all Swingline Advances outstanding are paid in full;

            Fifth, to Lenders holding Warehousing Advances against Eligible Loans, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect to Warehousing Advances, until such interest and fees are paid in full;

            Sixth, to Lenders holding Warehousing Advances against Eligible Loans, pro rata in accordance with their respective Percentage Shares, until the principal amounts of all Warehousing Advances outstanding are paid in full;

            Seventh, to Lenders holding Warehousing Advances, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender and Credit Agent are paid in full;

            Eighth, to Lenders, for application to the Obligations owed to each of them in respect of other Warehousing Advances and Term Loan Advances, as set forth in clauses Third and Fourth of Section 10.3(a) and clauses Third and Fourth of Section 10.3(c); and

            Ninth, to the remaining Obligations; and

            Finally, to the payment to Borrowers, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        10.3 (c) In the case of the proceeds of the Servicing Contracts:

            First, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to Credit Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of Credit Agent in connection therewith;

            Second, to the payment of the costs and expenses of such sale or enforcement, including reasonable compensation to the Lenders' agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of any Lender in connection therewith;

            Third, to Lenders holding Term Loan Advances, pro rata in accordance with the amount of accrued interest, or accrued Balance Deficiency Fees, owed to each of them in respect of Term Loan Advances until such interest and fees are paid in full;

            Fourth, to Lenders holding Term Loan Advances, pro rata in accordance with their respective Percentage Shares, until the principal amount of all Term Loan Advances outstanding are paid in full;

            Fifth, to Lenders holding Term Loan Advances, pro rata in accordance with their respective Percentage Shares, until all fees and other Obligations accrued by or due each Lender and Credit Agent are paid in full;

            Sixth, to Lenders, for application to the Obligations owed to each of them in respect of Warehousing Advances outstanding against Other Eligible Assets, as set forth in clauses Third and Fourth of Section 8.3(a) hereof;

            Seventh, to the Lenders, for application to the Obligations owed to each of them in respect of Swingline Advances and Warehousing Advances outstanding against Eligible Loans, as set forth in clauses Third, Fourth, Fifth, Sixth and Seventh of Section 8.3(b) hereof; and

            Eighth, to the remaining Obligations; and

            Finally, to the payment to Borrowers, or to their successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        10.3 (d) If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations, Borrowers shall remain liable for any deficiency.

10.4.   Credit Agent Appointed Attorney-in-Fact

        Each Borrower appoints Credit Agent its attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement, the Notes and the other Loan Documents and taking any action and executing any instruments that Credit Agent deems necessary or advisable to accomplish that purpose. Borrowers' appointment of Credit Agent as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, Credit Agent may give notice of its Lien on the Collateral to any Person, either in Borrower's name or in its own name, endorse all Pledged Loans or Pledged Securities payable to the order of any Borrower, change or cause to be changed the book-entry registration or name of subscriber or Investor on any Pledged Security, prepare and submit for filing Uniform Commercial Code amendment statements with respect to any Uniform Commercial Code financing statements filed in connection with any item of Collateral or receive, endorse and collect all checks made payable to the order of any Borrower representing payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Loans or Pledged Securities and give full discharge for those transactions.

10.5.   Right of Set-Off

        If Borrowers default in the payment of any Obligation or in the performance of any of their duties under the Loan Documents, each Lender may, without Notice to or demand on Borrowers (which Notice or demand Borrowers expressly waive), set-off, appropriate or apply any property of Borrowers held at any time by each Lender, or any indebtedness at any time owed by each Lender to or for the account of Borrowers, against the Obligations, whether or not those Obligations have matured.

10.6.   Sharing of Payments

        If upon the occurrence of an Event of Default and acceleration of the Obligations, any Lender shall hold or receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such payment to be shared ratably with each of them; provided, that if such payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest thereon unless the purchasing Lender is required to pay interest on such amounts to the Person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the purchasing Lender is required to pay. If any Lender receives a payment from the Borrowers not in respect of the Obligations, but relating to another relationship of such Lender and the Borrowers, such Lender may apply the payment first to the indebtedness arising out of the other relationship and then against the Obligations as provided for above.

                                End of Article 10

        AGENT

11.1.   Appointment

        Each Lender hereby irrevocably designates and appoints Credit Agent as the agent of such Lender under the Loan Documents and each Lender hereby irrevocably authorizes Credit Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Credit Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Credit Agent hereby accepts such appointment and agrees to act in accordance with this Agreement.

11.2.   Duties of Agent

        11.2 (a) The provisions of the Loan Documents set forth the exclusive duties of Credit Agent and no implied duties or obligations shall be read into the Loan Documents against Credit Agent. Credit Agent shall not be bound in any way by any agreement or contract other than the Loan Documents and any other agreement to which it is a party. Credit Agent shall act as an independent contractor in performing its obligations as Credit Agent under the Loan Documents and nothing herein contained shall be deemed to create any fiduciary relationship among or between Credit Agent, Borrowers or Lenders.

        11.2 (b) Credit Agent shall examine the Pledged Loans delivered by or on behalf of the Borrowers hereunder to determine whether the Pledged
        Loans: (i) include the documents and instruments to be delivered for each Pledged Loan required pursuant to Section 2.1 and the applicable Exhibits, (ii) conforms with the requirements of this Agreement, and
        (iii) is otherwise in conformity with any customary collateral review criteria that Credit Agent may use from time to time. If Credit Agent shall have determined that any Mortgage Loan delivered to Credit Agent does not meet the requirements of this Agreement, Credit Agent may return to the Borrowers all Collateral Documents relating thereto.

        11.2 (c) As to any Pledged Loan against which Warehousing Advances may be made, if Credit Agent shall note any minor discrepancies or deficiencies in any Collateral Documents pertaining thereto, Credit Agent shall: (a) immediately notify Borrowers thereof, (b) if such discrepancies or deficiencies can be cured without returning any Collateral Documents to the Borrowers, request that Borrowers cure such discrepancies or deficiencies immediately, and (c) if such discrepancies or deficiencies can only be cured by returning Collateral Documents to the Borrowers, return any Collateral Documents containing any discrepancy or deficiency to the Borrowers for correction against a Trust Receipt pursuant to Section 4.6(a).

11.3.   Standard of Care

        Credit Agent shall act in accordance with customary standards for those engaged as credit agents or collateral agents of commercial transactions in similar capacities.

        11.3 (a) Credit Agent shall not be required to ascertain or inquire as to the performance or observance of any of the conditions or agreements to be performed or observed by any other party, except as specifically provided in the Loan Documents. Credit Agent disclaims any responsibility for the validity or accuracy of the recitals to the Loan Documents and any representations and warranties contained herein, unless specifically identified as recitals, representations or warranties of Credit Agent.

        11.3 (b) Credit Agent shall not have any responsibility for ascertaining the value, collectibility, insurability, enforceability, effectiveness or suitability of any Collateral, the title of any party therein, the validity or adequacy of the security afforded thereby, or the validity of the Loan Documents (except as to its authority to enter into the Loan Documents and to perform its obligations hereunder and thereunder).

        11.3 (c) No provision of this Agreement shall require Credit Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

        11.3 (d) Credit Agent is not responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for its compensation or for reimbursement of expenses.

11.4.   Delegation of Duties

        Credit Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Credit Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

11.5.   Exculpatory Provisions

        Credit Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall not be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Borrowers or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Credit Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of Borrowers to perform their obligations under any Loan Document. Credit Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of Borrowers or any of their Subsidiaries.

11.6.   Reliance by Agent

        Credit Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Borrowers), independent accountants (including, without limitation, accountants to Borrowers) and other experts selected by Credit Agent. Credit Agent may deem and treat the payee of any Note as the owner thereof for all purposes. Credit Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the

        Majority Lenders or all Lenders, as appropriate, or it shall first be indemnified to its satisfaction by Lenders ratably in accordance with their respective Percentage Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from Credit Agent's gross negligence or willful misconduct), and (b) Credit Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as appropriate, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Lenders.

11.7.   Non-Reliance on Agent or Other Lenders

        Each Lender expressly acknowledges that neither Credit Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by Credit Agent hereafter taken, including any review of the affairs of Borrowers, shall be deemed to constitute any representation or warranty by Credit Agent to any Lender. Each Lender represents to Credit Agent that it has, independently and without reliance upon Credit Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrowers and made its own decision to enter into and make Advances under the Agreement. Each Lender also represents that it will, independently and without reliance upon Credit Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly required to be furnished to Lenders by Credit Agent hereunder, Credit Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial or other condition or creditworthiness of Borrowers or any Subsidiary or either Guarantor which may come into the possession of Credit Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

11.8.   Agent in Individual Capacity

        Credit Agent may make loans to, purchase Mortgage Loans and other assets from, and generally engage in any kind of business with Borrowers as though it were not an agent hereunder. With respect to the Advances made or renewed by it and any Note issued to it, Credit Agent shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not Credit Agent, and the terms "Lender" and "Lenders" shall include Credit Agent in its individual capacity.

11.9.   Successor Agent

        Credit Agent may resign as such at any time upon giving 30 days Notice to Borrowers and Lenders. Credit Agent may be removed immediately with cause or at any time upon 10 days Notice from the Majority Lenders to Credit Agent and Borrowers. Upon Notice of such resignation or removal, the Majority Lenders may appoint a successor Credit Agent (which successor Credit Agent, assuming that no Default or Event of Default exists, shall be reasonably acceptable to Borrowers). The date on which Borrowers, Credit Agent and Lenders have received Notice from such successor of its acceptance of appointment as Credit Agent shall constitute the effective date of resignation or removal of the resigning or removed Credit Agent. If no successor Credit Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within the allotted time period, then, upon 5 days Notice to Borrowers, the resigned or removed Credit Agent may, on behalf of Lenders, appoint a successor. Upon the effective date of resignation or removal of the resigning or removed Credit Agent, such successor will thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the resigning or removed Credit Agent, but the resigning or removed Credit Agent shall not be discharged from any liability as a result of its or its directors', officers', agents', or employees' gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement prior to the effective date of its resignation or removal. Upon the effective date of its resignation or removal, Credit Agent shall assign all of its right, title and security interest in and to all Collateral to its successor, without recourse, warranty or representation, express or implied.

11.10.  Availability of Documents

        Lenders and their agents, accountants, attorneys and auditors will be permitted during normal business hours at any time and from time to time upon reasonable notice to examine (to the extent permitted by applicable law) the files, documents, records and other papers in the possession or under the control of the Credit Agent relating to any or all Pledged Loans and Pledged Securities and to make copies thereof. Except during an Event of Default, any such activity will be at the cost and expense of the Lender conducting such activity; during an Event of Default, all costs and expenses associated with the exercise by Lenders of their rights under this Section 11.10 shall be promptly paid by Borrower upon demand of any Lender made through the Credit Agent in each case.

                                End of Article 0

        MISCELLANEOUS

12.1.   Notices

        Except where telephonic or facsimile notice is expressly authorized by this Agreement, all communications required or permitted to be given or made under this Agreement ("Notices") must be in writing and must be sent by manual delivery, overnight courier or United States mail (postage prepaid), addressed as follows (or at such other address as may be designated by it in a Notice to the other):

          If to Borrowers:      Columbia National, Incorporated
                                American Home Mortgage Corp.
                                c/o American Home Mortgage Holdings, Inc.
                                520 Broadhollow Road
                                Melville, NY  11747
                                Attention: Stephen A. Hozie, Chief Financial
                                Officer
                                Facsimile: (631) 777-3289

          With a copy to:       Columbia National, Incorporated
                                American Home Mortgage Corp.
                                c/o American Home Mortgage Holdings, Inc.
                                520 Broadhollow Road
                                Melville, NY  11747
                                Attention: General Counsel

          With a copy to:       American Home Mortgage Acceptance, Inc.
                                520 Broadhollow Road
                                Melville, NY 11747
                                Attention: Craig Pino, Senior V.P./Treasurer
                                Facsimile: (516) 495-5411

          With a copy to:       American Home Mortgage Acceptance, Inc.
                                520 Broadhollow Road
                                Melville, NY 11747
                                Attention: General Counsel

          If to Credit Agent:   Residential Funding Corporation
                                7501 Wisconsin Avenue
                                Bethesda, MD  20814
                                Attention: Jason Mitchell, Director
                                Facsimile: (301) 215-6288

          If to Lenders:        As set forth on the signature pages hereof or of
                                any amendment hereto.

        All periods of Notice will be measured from the date of delivery if delivered manually or by facsimile, from the first Business Day after the date of sending if sent by overnight courier or from 4 days after the date of mailing if sent by United States mail, except that Notices to Credit Agent under Article 2 and Section 3.3 shall be deemed to have been given only when actually received by Credit Agent. Borrowers authorizes Credit Agent to accept Borrowers' bailee pledge agreements, Advance Requests, shipping requests, wire transfer instructions and security delivery instructions transmitted to Credit Agent by facsimile or RFConnects Delivery, and those documents, when transmitted to Credit Agent by facsimile or by RFConnects Delivery, have the same force and effect as the originals.

12.2.   Reimbursement Of Expenses; Indemnity

        Borrowers must: (a) pay Credit Agent a document production fee in connection with the preparation and negotiation of this Agreement; (b) pay such additional documentation production fees as Credit Agent may require and all out-of-pocket costs and expenses of Credit Agent, including reasonable fees, service charges and disbursements of counsel to Credit Agent (including allocated costs of internal counsel), in connection with the amendment, enforcement and administration of this Agreement, the Notes, and other Loan Documents, the making, repayment and payment of interest on the Advances and the payment of all other Obligations under Loan Documents; (c) indemnify, pay, and hold harmless Credit Agent and Lenders and any other holder of the Notes from and against, all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save Credit Agent and Lenders and any other holder of the Notes harmless from and against all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (d) indemnify, pay and hold harmless Credit Agent and each Lender and all of their officers, directors, employees or agents and any subsequent holder of the Notes (collectively called the "Indemnitees") from and against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) that may be imposed upon, incurred by or asserted against such Indemnitees in any manner relating to or arising out of this Agreement, the Notes, or any other Loan Document or any of the transactions contemplated by this Agreement, the Notes and the other Loan Documents, including against all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses and disbursements of every kind or nature (including the reasonable fees and disbursements of counsel to the Indemnitees (including allocated costs of internal counsel) in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnitees have been designated as parties to such proceeding) arising from any breach of Sections 9.2
        (v) or 9.3 (f) or the making of any Mortgage Loan in which any mortgagor, guarantor or other obligor is a Person named in any Restriction List and to whom the provision of financial services is prohibited or otherwise restricted by applicable law ("Indemnified Liabilities"), except that Borrowers have no obligation under this Agreement to any Indemnitee with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnitees. To the extent that the undertaking to indemnify, pay and hold harmless as set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrowers must contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The agreement of Borrowers contained in this Article survives the expiration or termination of this Agreement and the payment in full of the Notes. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment under this Agreement are recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

12.3.   Indemnification by Lenders

        Each Lender agrees to indemnify Credit Agent in its capacity as such (to the extent not reimbursed by Borrowers and without limiting the obligation of Borrowers to do so), ratably according to the respective amounts of their Percentage Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against Credit Agent in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Credit Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Credit Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and the termination of this Agreement. Attorneys' fees and disbursements incurred in enforcing, or on appeal from, a judgment pursuant hereto shall be recoverable separately from and in addition to any other amount included in such judgment, and this clause is intended to be severable from the other provisions of this Agreement and to survive and not be merged into such judgment.

12.4.   Financial Information

        All financial statements and reports furnished to Credit Agent under this Agreement must be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at the end of and for Borrowers' most recent fiscal year (except to the extent otherwise required to conform to good accounting practice).

12.5.   Terms Binding Upon Successors; Survival of Representations

        The terms and provisions of this Agreement are binding upon and inure to the benefit of Borrowers, Credit Agent, Lenders and their respective successors and assigns. All of Borrowers' representations, warranties, covenants and agreements survive the making of any Advance, and except where a longer period is set forth in this Agreement, remain effective for as long as the Commitments are outstanding or there remain any Obligations to be paid or performed.

12.6.   Lenders in Individual Capacity

        Any Lender and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with Borrowers, any Subsidiary and/or Guarantor regardless of its capacity as a Lender hereunder. Any Lender may disclose to the other Lenders information regarding other relationships which it may have with Borrowers and Borrowers hereby consent to these disclosures.

12.7.   Assignments and Participations

        This Agreement and the Obligations of Borrowers may not be assigned by Borrowers. Any Lender may, subject to the limitations set forth below, assign or transfer, in whole or in part, its Commitments and the related Advances, together with its corresponding rights under this Agreement and the other Loan Documents, and further may sell participations in all or any part of any of its Commitments and the related Advances or any other interest in the Obligations or any of its obligations hereunder to another Person, in which event: (a) in the case of an assignment, upon notice thereof by such Lender to Borrowers and consent of Credit Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided thereby), the same rights and benefits as it would have if it were a "Lender" hereunder, and, if the assignee has expressly assumed, for the benefit of Borrowers, such Lender's obligations hereunder, such Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, provided that Credit Agent shall have no obligation to consent to there being more than a total of 10 Lenders (a Participant is not a Lender); and (b) in the case of a participation, the participating Person's (a "Participant") rights against the Lender from whom it has purchased such participation in respect of such participation are those set forth in the agreement executed by such Lender in favor of the Participant relating thereto. Unless an assignee has expressly assumed such Lender's obligations hereunder, (x) such Lender shall remain solely responsible to the other parties hereto for the performance of such Lender's obligations under the Loan Documents, whether or not such Lender shall remain the holder of any Note, (y) such Lender shall retain all voting rights with respect to such Note, the Advances hereunder and Lender's Commitments, and (z) Borrowers, Credit Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. Without limiting any Lenders exclusive right to collect and enforce the Obligations owed to it, Borrowers agree that each participation will give rise to a debtor-creditor relationship between Borrowers and Participant, and Borrowers authorize each Participant, upon an occurrence of an Event of Default, to proceed directly by right of setoff, bankers' lien or otherwise, against any assets of Borrowers that may be held by that Participant. Notwithstanding the foregoing, nothing contained herein shall in any manner or to any extent affect the right of any Lender to pledge or assign Notes and interests in this Agreement to any Federal Reserve Bank pursuant to applicable laws and regulations, or to assign its Notes and its right to receive and retain payments on its Notes provided such Lender remains primarily and directly liable pursuant to the terms and conditions of this Agreement to keep, observe and perform all of its obligations under this Agreement, and all such assignments shall be treated, considered and administered as a sale of a participation and not as an assignment and shall be subject to and governed by the provisions of this Section. Any Lender may furnish any information concerning Borrowers in the possession of such Lender from time to time to Affiliates of such Lender and to assignees and Participants (including prospective assignees and Participants) and Borrowers hereby consent to the provision of such information.

12.8.   Commitment Increases

        12.8 (a) At any time and from time to time after the Closing Date, the Warehousing Credit Limit and the Term Loan Credit Limit may be increased either by an Additional Lender establishing a Warehousing Commitment and a Term Loan Commitment or by one or more then existing Lenders ("Increase Lenders") increasing its Warehousing Commitment Amount and Term Loan Commitment Amount (each such increase by either means, a "Commitment Increase") provided that no Commitment Increase shall become effective unless and until (i) Borrowers, Credit Agent and the Additional Lenders or the Increase Lenders shall have executed and delivered an amendment with respect to such Commitment Increase, and
        (ii) if, after giving effect thereto, the Warehousing Credit Limit would exceed $450,000,000 and the Term Loan Credit Limit would exceed $100,000,000, such Commitment Increase shall have been consented to by each of the other Lenders. Prior to the effective date ("Effective Date") of any Commitment Increase, Borrowers shall issue promissory notes to the Additional Lenders. Such new promissory note or notes shall constitute a "Warehousing Note" and "Term Loan Note" for the purposes of the Loan Documents. No Lender has implicitly or explicitly agreed to make any future Commitment Increase by entering into this Agreement.

        12.8 (b) On the Effective Date of such Commitment Increase, Credit Agent shall recompute the Percentage Share for each Lender based on the new Warehousing Credit Limit and Term Loan Credit Limit which results from the Commitment Increase, and Credit Agent shall request Warehousing Advances and Term Loan Advances from or will direct prepayments to each Lender so that the total amount of all then outstanding Warehousing Advances and Term Loan Advances are shared pro rata by each Lender. On the effective date of any reduction of the Warehousing Credit Limit and Term Loan Credit Limit resulting from the expiration of a temporary increase in any Lender's Warehousing Commitment Amount and Term Loan Commitment Amount, Borrower shall prepay the Warehousing Advances and Term Loan Advances in an amount equal to the amount by which the aggregate unpaid principal balance of such Lender's
        (i) Warehousing Advances exceeds its Warehousing Commitment Amount, and
        (ii) Term Loan Advances exceeds its Term Loan Commitment Amount, and Credit Agent shall direct such prepayments to such Lender.

12.9.   Amendments

        12.9 (a) Other than as permitted by Section 12.8(a), this Agreement may not be amended or terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Majority Lenders, Credit Agent and Borrowers; provided, however, that without the prior written consent of 100% of Lenders, no amendment or waiver shall: (1) waive or amend any term or provision of Sections 7.4, 7.13, 7.14 or 7.15 hereof or the definition of any type of Collateral or the provisions of
        Section 4.1 hereof, or release the Guarantor, (2) reduce the principal of, or rate of interest or fees on, the Advances or any Lender's Commitments, (3) modify the Warehousing Credit Limit or the Term Loan Credit Limit (other than as permitted by Section 12.8(a)), (4) modify any Lender's Percentage Share of the Warehousing Credit Limit or the Term Loan Credit Limit (other than as permitted by Section 12.8(a)), (5) modify the definition of "Majority Lenders," or of the number or percentage of Lenders that are required to take action under the Loan Documents, (6) extend the Term Loan Commitment Termination Date, the Term Loan Maturity Date or the Warehousing Maturity Date, (7) release any material portion of the Collateral, except as expressly contemplated by the Loan Documents or in connection with a sale of such Collateral permitted hereunder, (8) amend Exhibit H, or (9) amend this Section. It is expressly agreed and understood that the failure by the Majority Lenders to elect to accelerate amounts outstanding hereunder or to terminate the obligation of Lenders to make Advances hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement.

        12.9 (b) Borrowers hereby agree that they shall, upon requesting any amendment of this Agreement or any other Loan Document or any waiver of any material term or provision of this Agreement or any other Loan Document (except an extension of the Warehousing Maturity Date), pay at the time of such request a modification fee (1) to Credit Agent in a minimum amount of $2,500 or such greater amount as may be notified to Borrowers by Credit Agent in its sole discretion and (2) to each Lender (except any Lender which becomes party to the Agreement by virtue of such amendment) in a minimum amount of $1,000 or such greater amount as may be notified to Borrowers by the Majority Lenders, acting through Credit Agent, in their sole discretion. The payment of such modification fees shall be in addition to and shall not limit Borrowers' reimbursement obligations pursuant to Section 12.2 hereof, and any other fee or charge imposed by Credit Agent or Lenders as a condition to any amendment.

12.10.  Governing Law

        This Agreement and the other Loan Documents are governed by the laws of the State of Minnesota, without reference to its principles of conflicts of laws.

12.11.  Relationship of the Parties

        This Agreement provides for the making and repayment of Advances by Lenders (in their capacities as Lenders) to Borrowers (in their capacity as a Borrowers), for the payment of interest on those Advances and for the payment of certain fees by Borrowers to Lenders and Credit Agent. The relationship between Lenders and Borrowers is limited to that of creditor and secured party on the part of Lenders and of debtor on the part of Borrowers. The provisions of this Agreement and the other Loan Documents for compliance with financial covenants and the delivery of financial statements and other operating reports are intended solely for the benefit of

        Lenders and Credit Agent to protect their interest as a creditors and secured party. Nothing in this Agreement creates or may be construed as permitting or obligating Credit Agent or any Lender to act as a financial or business advisor or consultant to Borrowers, as permitting or obligating Lenders or Credit Agent to control Borrowers or to conduct Borrowers' operations, as creating any fiduciary obligation on the part of Credit Agent or any Lender to Borrowers, or as creating any joint venture, agency, partnership or other relationship between Credit Agent or any Lender and Borrowers other than as explicitly and specifically stated in the Loan Documents. Borrowers acknowledge that they have had the opportunity to obtain the advice of experienced counsel of their own choice in connection with the negotiation and execution of the Loan Documents and to obtain the advice of that counsel with respect to all matters contained in the Loan Documents, including the waivers of jury trial and of punitive, consequential, special or indirect damages contained in Sections 12.16 and 12.17, respectively. Borrowers further acknowledges that they are experienced with respect to financial and credit matters and have made their own independent decisions to apply to Lenders for credit and to execute and deliver this Agreement.

12.12.  Severability

        If any provision of this Agreement is declared to be illegal or unenforceable in any respect, that provision is null and void and of no force and effect to the extent of the illegality or unenforceability, and does not affect the validity or enforceability of any other provision of the Agreement.

12.13.  Consent to Credit References

        Borrowers consents to the disclosure of information regarding Borrowers and their Subsidiaries and their relationships with Credit Agent and Lenders to Persons making credit inquiries to Credit Agent or any Lender. This consent is revocable by Borrowers at any time upon Notice to Lenders as provided in Section 12.1.

12.14.  Counterparts

        This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together constitute but one and the same instrument.

12.15.  Headings/Captions

        The captions or headings in this Agreement and the other Loan Documents are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement or any other Loan Document.

12.16.  Entire Agreement

        This Agreement, the Notes and the other Loan Documents represent the final agreement among the parties with respect to their subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements among the parties with respect to the subject matter of this Agreement, the Notes and the other Loan Documents.

12.17.  Consent to Jurisdiction

        AT THE OPTION OF CREDIT AGENT, THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA. BORROWERS CONSENT TO THE JURISDICTION AND VENUE OF THOSE COURTS, AND WAIVE ANY OBJECTION TO THE JURISDICTION OR VENUE OF THOSE COURTS, INCLUDING THE OBJECTION THAT VENUE IN THOSE COURTS IS NOT CONVENIENT. ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE COMMENCED AND INSTITUTED BY SERVICE OF PROCESS UPON BORROWERS BY FIRST CLASS REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS AT THEIR ADDRESS LAST KNOWN TO CREDIT AGENT. EACH BORROWER'S CONSENT AND AGREEMENT UNDER THIS SECTION DOES NOT AFFECT CREDIT AGENT'S RIGHT TO ACCOMPLISH SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWERS IN ANY OTHER JURISDICTION OR COURT. IN THE EVENT BORROWERS COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, CREDIT AGENT AT ITS OPTION MAY HAVE THE CASE TRANSFERRED TO A STATE OR FEDERAL COURT WITHIN THE STATE OF MINNESOTA OR, IF A TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, MAY HAVE BORROWER'S ACTION DISMISSED WITHOUT PREJUDICE.

12.18.  Waiver of Jury Trial

        EACH BORROWER, CREDIT AGENT AND EACH LENDER, EACH PROMISES AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY, AND FULLY WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT NOW EXISTS OR ARISES AFTER THE DATE OF THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH BORROWER, CREDIT AGENT AND EACH LENDER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE APPLY. CREDIT AGENT, EACH BORROWER AND LENDERS ARE EACH AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY. FURTHER, EACH BORROWER, CREDIT AGENT AND LENDERS EACH CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY, INCLUDING THE OTHER PARTY'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF ITS REPRESENTATIVES OR AGENTS THAT THE OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

12.19.  Waiver of Punitive, Consequential, Special or Indirect Damages

        EACH BORROWER WAIVES ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES FROM CREDIT AGENT, ANY LENDER OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY BORROWERS AGAINST LENDERS, CREDIT AGENT OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THIS WAIVER

        OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES IS KNOWINGLY AND VOLUNTARILY GIVEN BY EACH BORROWER, AND IS INTENDED TO ENCOMPASS EACH INSTANCE AND EACH ISSUE FOR WHICH THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES WOULD OTHERWISE APPLY. CREDIT AGENT AND EACH LENDER ARE AUTHORIZED AND DIRECTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS AGREEMENT AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF THE RIGHT TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES.

12.20   Waiver of Defaults under Existing Agreement.

        AHMC has notified Lenders and Credit Agent that Defaults or Events of Default (as defined in the Existing Agreement) exist (a) as a result of the failure to deliver in a timely fashion the financial statements required by Section 7.2 of the Existing Agreement in respect of the months ended February 29, 2004 and March 31, 2004, (b) as a result of the failure to be in compliance with Section 8.9 and 8.12 of the Existing Agreement as of each of February 29, 2004, March 31, 2004, and
        (c) as a result of the failure to be in compliance with Section 8.12 of the Existing Agreement as of February 29, 2004 (a - c, collectively, the "Existing Defaults"). Majority Lenders (as defined in the Existing Agreement) and Credit Agent waive the Existing Defaults effective as of the Closing Date, provided, that (a) on or prior to the Closing Date (as defined in this Agreement), Borrowers deliver to Lenders financial statements of Borrowers as of each of February 29, 2004 and March 31, 2004 that demonstrate compliance by Borrowers as of each of such dates with all financial covenants set forth in Article 8 of this Agreement (assuming such financial covenants were applicable as of each of such dates), (b) when financial statements for financial results as of April 30, 2004 are delivered to Lenders they demonstrate compliance by Borrowers as of such date with all financial covenants set forth in
        Article 8 of this Agreement (assuming such financial covenants were applicable as of such date), and (c) on or prior to the Closing Date AHMIC certifies to Lenders that its consolidated net income for each consecutive three month period ended February 29, 2004 and March 31, 2004, respectively, was positive. If Borrowers' financial statements for the month ended April 30, 2004 do not demonstrate compliance with all covenants set forth in Article 8 of this Agreement (assuming such financial covenants were applicable as of such date), or if AHMIC's net income for the three month period ended April 30, 2004 is not positive, then, in either case, an Event of Default (as defined in this Agreement) will be deemed to exist. This waiver applies only to the specific instances described in this Section 12.20. Lenders and Credit Agent reserve all of the rights, powers and remedies available to them under the Loan Documents, including the right to cease making Advances to Borrowers and the right to accelerate the Obligations, if any Default or Event of Default (as defined in this Agreement) occurs.

                                End of Article 0

        DEFINITIONS

13.1.   Defined Terms

        Capitalized terms defined below or elsewhere in this Agreement have the following meanings or, as applicable, the meanings given to those terms in Exhibits to this Agreement:

        "Accrual Basis" has the meaning set forth in Section 3.1(c).

        "Additional Lenders" means a Person admitted as a Lender under the Agreement by assignment or by the terms of an amendment hereto. Credit Agent will use its best efforts to notify Borrowers of the identity of any Person (other than RFC) proposed by Credit Agent to be admitted as a Lender at least 10 Business Days prior to the date on which such Person is proposed to be admitted as a Lender, provided that Credit Agent shall incur no liability to Borrowers or any other Person for any failure to give such notification.

        "Advance" means a Warehousing Advance, a Swingline Advance or a Term Loan Advance.

        "Advance Rate" means, with respect to any Eligible Loan, the Advance Rate set forth in Exhibit H for that type of Eligible Loan.

        "Advance Request" means a Warehousing Advance Request Against Eligible Loans, a Warehousing Advance Request Against Constructon/Perm Mortgage Loans, Warehousing Advance Request Against Other Eligible Assets or a Term Loan Advance Request.

        "Affiliate" means, when used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person that beneficially owns or holds, directly or indirectly, 5% or more of any class of voting Equity Interests of the Person referred to, (c) each Person, 5% or more of the voting Equity Interests of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. For these purposes, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

        "Aged Mortgage Loans" means Mortgage Loans against which a Warehousing Advance has been outstanding for longer than the Standard Warehouse Period, provided that Aged Mortgage Loans are permitted for such type of Mortgage Loan.

        "Aged Warehouse Period" means the maximum number of days a Warehouse Advance against Aged Mortgage Loans of a particular type may remain outstanding as set forth in Exhibit H.

        "Aged Wet Mortgage Loan" has the meaning set forth on Exhibit H.

        "Agency Security" means a Mortgage-backed Security issued or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae.

        "Agreement" means this Second Amended and Restated Warehousing Credit, Term Loan and Security Agreement (Syndicated), either as originally executed or as it may be amended, restated, renewed or replaced.

        "AH Holdings" means American Home Mortgage Holdings, Inc., a Delaware corporation.

        "AHMC" has the meaning set forth in the first paragraph of this Agreement.

        "AHMAI" has the meaning set forth in the first paragraph of this Agreement.

        "AHMIC" means American Home Mortgage Investment Corp., a Maryland corporation.

        "Appraisal" means a certificate of independent certified public accountants or independent financial consultants of recognized standing selected by Borrowers and satisfactory to Credit Agent as to the Appraisal Value of the Servicing Contracts included in the Servicing Collateral. An Appraisal must evaluate Borrowers' Servicing Portfolio or those Servicing Contracts based upon reasonably determined categories of the Mortgage Loans and must give effect to any subservicing agreements to which any Mortgage Loan is or will be subject. Each Appraisal must be in form, substance and detail satisfactory to Credit Agent.

        "Appraisal Value" means, as of any date of determination, the fair market value of Borrowers' right to service Mortgage Loans under the Servicing Contracts included in the Servicing Collateral. Appraisal Value must be calculated as a percentage of the unpaid principal amount of each category of Mortgage Loan serviced under those Servicing Contracts.

        "Appraised Property Value" means with respect to an interest in real property, the then current fair market value of the real property and any improvements on it as of recent date determined in accordance with Title XI of FIRREA by a qualified appraiser who is a member of the American Institute of Real Estate Appraisers or other group of professional appraisers.

        "Approved Custodian" means a pool custodian or other Person that Credit Agent deems acceptable, in its sole discretion, to hold Mortgage Loans for inclusion in a Mortgage Pool or to hold Mortgage Loans as agent for an Investor that has issued a Purchase Commitment for those Mortgage Loans. The Approved Custodians as of the Closing Date are listed on Exhibit Q hereto. Credit Agent may at any time, on 3 Business Days' Notice to Borrowers, add or remove any Person as an Approved Custodian.

        "As Completed Appraised Value" means the value given by a state-certified appraiser to the real property and improvements on the real property based on the Total Hard Costs and plans and specifications for the improvements on the real property prior to the beginning of any construction or rehabilitation.

        "Audited Statement Date" means the date of Borrowers' most recent audited financial statements (and, if applicable, Borrowers' Subsidiaries, on a consolidated basis) delivered to Credit Agent under the Existing Agreement or this Agreement.

        "Balance Deficiency Fee" has the meaning set forth in Section 3.1(b).

        "Balance Funded Agreement" has the meaning set forth in Section 3.1(b).

        "Balance Funded Portion" has the meaning set forth in Section 3.1(b).

        "Balance Funding Rate" has the meaning set forth in Exhibit H.

        "Bank One" means Bank One, National Association, or any successor bank.

        "Bank One Prime Rate" means, as of any date of determination, the highest prime rate quoted by Bank One and most recently published by Bloomberg L.P. If the prime rate for Bank One is not quoted or published for any period, then during that period the term "Bank One Prime Rate" means the highest prime rate published in the most recent edition of The Wall Street Journal in its regular column entitled "Money Rates."

        "Bond Program Mortgage Loan" has the meaning set froth in Exhibit H.

        "Book Net Worth" means with respect to any Person at any date, the excess of total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 7.2(b) hereof.

        "Borrower" or "Borrowers" has the meaning set forth in the first paragraph of this Agreement.

        "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations are closed for business.

        "Calendar Quarter" means the 3 month period beginning on each January 1, April 1, July 1 or October 1.

        "Cash Collateral Account" means a demand deposit account maintained at the Funding Bank in Credit Agent's name and designated for receipt of the proceeds of the sale or other disposition of Collateral.

        "Check Disbursement Account" means a demand deposit account maintained at the Funding Bank in Borrowers' name and under the control of Lender for clearing checks written by Borrowers to fund Mortgage Loans funded by Warehousing Advances.

        "Closing Date" has the meaning set forth in the Recitals to this Agreement.

        "CNI" has the meaning set forth in the first paragraph of this Agreement.

        "Collateral" has the meaning set forth in Section 4.1.

        "Collateral Documents" means, with respect to each Mortgage Loan, (a) the Mortgage Note, the Mortgage and all other documents including, if applicable, any Security Agreement, executed in connection with or relating to the Mortgage Loan; (b) as applicable, the original lender's ALTA Policy of Title Insurance or its equivalent, documents evidencing the FHA Commitment to Insure, the VA Guaranty or private mortgage insurance, the appraisal, the Regulation Z statement, the environmental assessment, the engineering report, certificates of casualty or hazard insurance, credit information on the maker of the Mortgage Note, the HUD-1 or corresponding purchase advice; (c) any other document listed in Exhibit B; and (d) any other document that is customarily desired for inspection or transfer incidental to the purchase of any Mortgage Note by an Investor or that is customarily executed by the seller of a Mortgage Note to an Investor.

        "Committed Purchase Price" means for an Eligible Loan (a) the dollar price as set forth in the Purchase Commitment or, if the price is not expressed in dollars, the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Eligible Loan, or (b) if the Eligible Loan is to be used to back an Agency Security, an amount equal to the product of the Mortgage Note Amount multiplied by the price (expressed as a percentage) as set forth in the Purchase Commitment for the Agency Security.

        "Commitments" means the Warehousing Commitment and the Term Loan Commitment.

        "Compliance Certificate" means a certificate executed on behalf of Borrowers by the chief financial officer or treasurer of a Borrower or by another officer approved by Credit Agent, substantially in the form of Exhibit E.

        "Co-op Loans" means a loan evidenced by a co-op note and committed for purchase by an Investor.

        "Construction/Perm Mortgage Loan" has the meaning set forth in Exhibit
        H.

        "Cost Breakdown" means a list of the costs and expenses to be financed by the Advances against a Construction/Perm Mortgage Loan, including, without limitation, real property acquisition costs, hard and soft construction costs, architectural fees, and any other costs and expenses budgeted to construct and complete the improvement.

        "Credit Agent" has the meaning set forth in the first paragraph of this Agreement.

        "Credit Limit" means the Warehousing Credit Limit or the Term Loan Credit Limit.

        "Credit Score" means a mortgagor's overall consumer credit rating, represented by a single numeric credit score using the Fair, Isaac consumer credit scoring system, provided by a credit repository acceptable to Credit Agent and the Investor that issued the Purchase Commitment covering the related Mortgage Loan (if a Purchase Commitment is required by Exhibit H).

        "Debt" means (a) all indebtedness or other obligations of a Person (and, if applicable, that Person's Subsidiaries, on a consolidated basis) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on the date of determination, plus (b) all indebtedness or other obligations of that Person (and, if applicable, that Person's Subsidiaries, on a consolidated basis) for borrowed money or for the deferred purchase price of property or services. For purposes of calculating a Person's Debt, Subordinated Debt not due within 1 year of that date may be excluded from that Person's indebtedness.

        "Default" means the occurrence of any event or existence of any condition that, but for the giving of Notice or the lapse of time, would constitute an Event of Default.

        "Default Rate" means, for any Advance, the Interest Rate applicable to that Advance plus 4% per annum. If no Interest Rate is applicable to an Advance, "Default Rate" means, for that Advance, the highest Interest Rate then applicable to any outstanding Advance plus 4% per annum.

        "Depository Benefit" means the compensation received by a Lender, directly or indirectly, as a result of Borrowers' maintenance of Eligible Balances with a Designated Bank.

        "Designated Bank" means any bank designated by a Lender as a Designated Bank, but only for as long as a Lender has an agreement under which Lender receives Depository Benefits from that bank.

        "Designated Bank Charges" means any fees, interest or other charges that would otherwise be payable to a Designated Bank in connection with Eligible Balances maintained at the Designated Bank, including deposit insurance premiums, service charges and any other charges that may be imposed by governmental authorities from time to time.

        "Discontinued Loan" has the meaning set forth in the GMAC-RFC Client Guide.

        "Early Buyout Mortgage Loan" has the meaning set forth in Exhibit H.

        "Electronic Advance Request" means an electronic transmission through RFConnects Delivery containing the same information as Exhibit A to this Agreement.

        "Electronic Tracking Agreement" means an Electronic Tracking Agreement, on the form prescribed by Credit Agent, among Borrowers, Credit Agent, MERS and MERCORP, Inc.

        "Eligible Balances" means all funds of or maintained by Borrowers (and, if applicable, Borrowers' Subsidiaries) in demand deposit or time deposit accounts at a Designated Bank, minus balances to support float, reserve requirements and any other reductions that may be imposed by governmental authorities from time to time.

        "Eligible Loan" means a Single Family Mortgage Loan or a Co-op Loan that satisfies the conditions and requirements set forth in Exhibit H.

        "Eligible Mortgage Pool" means a Mortgage Pool for which (a) an Approved Custodian has issued its initial certification, (b) there exists a Purchase Commitment covering the Agency Security to be issued on the basis of that certification and (c) the Agency Security will be delivered to Credit Agent.

        "Eligible Servicing Portfolio" means the portion of Borrowers' Servicing Portfolio consisting of rights to service Single Family Mortgage Loans; provided, however, not included are the principal balance of Mortgage Loans included in that Servicing Portfolio (a) with respect to which the Person is obligated to repurchase or indemnify the holder of the Mortgage Loans as a result of defaults on the Mortgage Loans at any time during the term of such Mortgage Loans, (b) the Servicing Contracts for which are not owned by the Person free and clear of all Liens (other than in favor of Credit Agent) or (c) that are serviced by Borrowers for others under subservicing arrangements.

        "Equity Interests" means all shares, interests, participations or other equivalents, however, designated, of or in a Person (other than a natural person), whether or not voting, including common stock, membership interests, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group of which Borrowers is a member and that is treated as a single employer under Section 414 of the Internal Revenue Code.

        "Event of Default" means any of the conditions or events set forth in
        Section 10.1.

        "Exchange Act" means the Securities Exchange Act of 1934 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

        "Exhibit B" means Exhibit B or Exhibit B-CON, as applicable to the type of Eligible Loan against which a Warehousing Advance is to be made.

        "Existing Agreement" means the First Amended and Restated Warehousing Credit, Term Loan and Security Agreement dated as of May 30, 2003, as amended, between Borrowers, Lenders party thereto and Credit Agent.

        "Fair Market Value" means, at any time for an Eligible Loan or a related Agency Security (if the Eligible Loan is to be used to back an Agency Security) as of any date of determination, (a) the Committed Purchase Price if the Eligible Loan is covered by a Purchase Commitment from Fannie Mae or Freddie Mac or the Eligible Loan is to be exchanged for an Agency Security and that Agency Security is covered by a Purchase Commitment from an Investor, or (b) otherwise, the market price for such Eligible Loan or Agency Security, determined by Credit Agent based on market data for similar Mortgage Loans or Agency Securities and such other criteria as Credit Agent deems appropriate in its sole discretion.

        "Fannie Mae" means Fannie Mae, a corporation created under the laws of the United States, and any successor corporation or other entity.

        "Federal Funds Rate" means, for each week, the effective Federal Funds Rate (per annum) of interest in effect on the first Business Day of that week, as published by Bloomberg L.P. If the Federal Funds Rate is not published by Bloomberg L.P. on the first Business Day of any week, then the term "Federal Funds Rate" means the highest Federal Funds Rate published in the Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of that week.

        "FHA" means the Federal Housing Administration and any successor agency or other entity.

        "FHA Mortgage Loan" means an FHA-insured Mortgage Loan included in the Pledged Loans.

        "FICA" means the Federal Insurance Contributions Act and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules and regulations.

        "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

        "First Mortgage" means a Mortgage that constitutes a first Lien on the real property and improvements described in or covered by that Mortgage.

        "First Mortgage Loan" means a Mortgage Loan secured by a First Mortgage.

        "Foreclosure Advance Receivables" has the meaning set forth on Exhibit
        H.

        "Freddie Mac" means Freddie Mac, a corporation created under the laws of the United States, and any successor corporation or other entity.

        "Funding Bank" means Bank One or any other bank designated by Credit Agent as a Funding Bank.

        "Funding Bank Agreement" means a letter agreement on the form prescribed by Credit Agent between the Funding Bank and Borrowers authorizing Credit Agent's access to the Operating Account and the Check Disbursement Account.

        "GAAP" means generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in statements and pronouncements of the Financial Accounting Standards Board, or in opinions, statements or pronouncements of any other entity approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

        "Gestation Agreement" means an agreement under which Borrowers agree to sell or finance (a) a Mortgage Loan prior to the date of purchase by an Investor, or (b) a Mortgage Pool prior to the date a Mortgage-backed Security backed by the Mortgage Pool is issued.

        "Ginnie Mae" means the Government National Mortgage Association, an agency of the United States government, and any successor agency or other entity.

        "GMAC-RFC Client Guide" means the applicable loan purchase guide issued by RFC, as the same may be amended or replaced.

        "Government Mortgage Loan" means a closed-end First Mortgage Loan that is either HUD/FHA insured (other than a HUD 203(K) Mortgage Loan or a Title I Mortgage Loan) or VA guaranteed.

        "Guarantor" means, individually and collectively, AH Holdings and AHMIC and any other Person that after the date of this Agreement guarantees all or any portion of the Obligations.

        "Guaranty" means a guaranty of all or any portion of the Obligations. If more than one Guaranty is executed and delivered to Credit Agent, the term "Guaranty" means each of the Guaranties and all of them.

        "Hedging Arrangements" means, with respect to any Person, any agreements or other arrangements (including interest rate swap agreements, interest rate cap agreements and forward sale agreements) entered into to protect that Person against changes in interest rates or the market value of assets.

        "HUD" means the Department of Housing and Urban Development, and any successor agency or other entity.

        "HUD 203(K) Mortgage Loan" means an FHA-insured closed-end First Mortgage Loan to an individual obligor the proceeds of which will be used for the purpose of rehabilitating and repairing the related single family property, and which satisfies the definition of "rehabilitation loan" in 24 C.F.R. 203.50(a).

        "Impaired Mortgage" has the meaning set forth on Exhibit H.

        "Indemnified Liabilities" has the meaning set forth in Section 12.2.

        "Indemnitees" has the meaning set forth in Section 12.2.

        "Interest Rate" means, for any Advance, the floating rate of interest specified for that Advance in Exhibit H.

        "Interim Statement Date" means the date of the most recent unaudited financial statements of Borrowers (and, if applicable, Borrowers' Subsidiaries, on a consolidated basis) delivered to Credit Agent under the Existing Agreement or this Agreement.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, Title 26 of the United States Code, and all rules, regulations and interpretations issued under those statutory provisions, as amended, and any subsequent or successor federal income tax law or laws, rules, regulations and interpretations.

        "Investment" means any direct or indirect purchase or other acquisition by any Person of, or a beneficial interest in, stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person, including all Debt and accounts receivable from that Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business.

        "Investment Company Act" means the Investment Company Act of 1940 and all rules and regulations promulgated under that statute, as amended, and any successor statute, rules, and regulations.

        "Investment Line Agreement" means an agreement under which Borrowers agree (a) to borrow funds from any Lender or other Person reasonably satisfactory to the Credit Agent, (b) to invest such funds in investments of the type described in Section 8.5 (a), (b), (c) and (e), and (c) to pledge such Investments to such Lender or other Person to secure such loans.

        "Investor" means Fannie Mae, Freddie Mac or a financially responsible private institution that Credit Agent deems acceptable, in its sole discretion, to issue Purchase Commitments with respect to a particular category of Eligible Loans. Investors as of the Closing Date are listed on Exhibit O hereto. Credit Agent may at any time, on 3 Business Days' Notice to Borrowers and Credit Agent, add or remove any Person as an Investor.

        "Lenders" has the meaning set forth in the first paragraph of this Agreement.

        "Leverage Ratio" means the ratio of a Person's (and, if applicable, the Person's Subsidiaries, on a consolidated basis) Debt to Tangible Net Worth. For purposes of calculating a Person's Leverage Ratio, Debt arising under Hedging Arrangements relating to such Person's Servicing Portfolio, to the extent of assets arising under those Hedging Arrangements, Debt arising under Gestation Agreements covering Agency Securities or Eligible Mortgage Pools and Debt arising under Investment Line Agreements, to the extent of the Investments securing the same, may be excluded from a Person's Debt.

        "LIBOR" means, for each week, the rate of interest per annum that is equal to the arithmetic mean of the U.S. Dollar London Interbank Offered Rates for 1 month periods of certain U.S. banks as of 11:00 a.m. (London time) on the first Business Day of each week on which the London Interbank market is open, as published by Bloomberg L.P. If those interest rates are not offered or published for any period, then during that period LIBOR means the London Interbank Offered Rate for 1 month periods as published in The Wall Street Journal in its regular column entitled "Money Rates" on the first Business Day of each week on which the London Interbank market is open.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature of such an agreement and any agreement to give any security interest).

        "Liquid Assets" means the following assets owned by a Person (and, if applicable, that Person's Subsidiaries, on a consolidated basis) as of any date of determination: (a) unrestricted and unencumbered cash, (b) funds on deposit in accounts with any bank located in the United Sates (net of the aggregate amount payable under all outstanding and unpaid checks, drafts and similar items drawn by a Person against those accounts), (c) investment grade commercial paper, (d) money market funds, and (e) marketable securities.

        "Liquidity Ratio" means the ratio of a Person's Liquid Assets to Book Net Worth (expressed as a percentage).

        "Loan Documents" means this Agreement, the Notes, the Guaranty, any agreement of Borrowers relating to Subordinated Debt, and each other document, instrument or agreement executed by

        Borrowers or Guarantor in connection with any of those documents, instruments and agreements, as originally executed or as any of the same may be amended, restated, renewed or replaced.

        "Loan Package Fee " has the meaning set forth in Section 3.7.

        "Loan-to-Value Ratio" means, for any Mortgage Loan, the ratio of (a) the maximum amount that may be borrowed under the Mortgage Loan (whether or not borrowed) at the time of origination, plus the Mortgage Note Amounts of all other Mortgage Loans secured by senior or pari passu Liens on the related property, to (b) the Appraised Property Value of the related property.

        "Majority Lenders" means at any date the Lenders holding not less than 66-2/3% of the aggregate Credit Limit. Notwithstanding the foregoing, if there are only 2 Lenders the term "Majority Lenders" shall, except for purposes of Section 10.2(c), include both Lenders.

        "Manufactured Home" means a structure that is built on a permanent chassis (steel frame) with the wheel assembly necessary for transportation in one or more sections to a permanent site or semi-permanent site.

        "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System, as amended.

        "MERS" means Mortgage Electronic Registrations Systems, Inc. and any successor entity.

        "Miscellaneous Fees and Charges" means the miscellaneous fees set forth on Credit Agent's fee schedule attached as Exhibit I and all miscellaneous disbursements, charges and expenses incurred by or on behalf of Credit Agent for the handling and administration of Advances and Collateral, including costs for Uniform Commercial Code, tax lien and judgment searches conducted by Credit Agent, filing fees, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery of Collateral to Investors, recording fees, Funding Bank service fees and overdraft charges and Designated Bank Charges. Upon not less than 3 Business Days' prior Notice to Borrowers, Credit Agent may modify Exhibit I and the fees set forth in it to conform to current Credit Agent practices and, as so modified, the revised Exhibit I will become part of this Agreement.

        "Mortgage" means (i) other than for a Co-op Loan, a mortgage or deed of trust on real property that is improved and substantially completed (including real property to which a Manufactured Home has been affixed in a manner such that the Lien of a mortgage or deed of trust would attach to the Manufactured Home under applicable real property law), and
        (ii) with respect to a Co-op Loan, a security agreement, UCC financing statement and assignment of proprietary lease.

        "Mortgage-backed Securities" means securities that are secured or otherwise backed by Mortgage Loans.

        "Mortgage Loan" means any loan evidenced by a Mortgage Note and secured by a Mortgage and, if applicable, a Security Agreement.

        "Mortgage Note" means a promissory note secured by one or more Mortgages and, if applicable, one or more Security Agreements.

        "Mortgage Note Amount" means, as of any date of determination, the then outstanding and unpaid principal amount of a Mortgage Note (whether or not an additional amount is available to be drawn under that Mortgage
        Note).

        "Mortgage Pool" means a pool of one or more Pledged Loans on the basis of which a Mortgage-backed Security is to be issued.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, to which any Borrowers or any ERISA Affiliate of Borrowers has any obligation with respect to its employees.

        "Non-Usage Fee" has the meaning set forth in Section 3.5.

        "Notes" means the Warehousing Notes, the Sublimit Notes, the Swingline Note and the Term Loan Notes.

        "Notices" has the meaning set forth in Section 12.1.

        "Obligations" means all indebtedness, obligations and liabilities of Borrowers to Lenders and Credit Agent (whether now existing or arising after the date of this Agreement, voluntary or involuntary, joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, or decreased or extinguished and later increased and however created or incurred) under the Loan Documents.

        "Operating Account" means a demand deposit account maintained at the Funding Bank in Borrowers' name and designated for funding that portion of each Eligible Loan or Other Eligible Asset not funded by a Warehousing Advance made against that Eligible Loan or Other Eligible Asset and for returning any excess payment from an Investor for a Pledged Loan or Pledged Security.

        "Other Eligible Assets" has the meaning set forth on Exhibit H.

        "P&I Advance Receivables-Pooled Loans" has the meaning set forth in Exhibit H.

        "P&I Advance Receivables-EBO Loans" has the meaning set forth in Exhibit H.

        "Participant" has the meaning set forth in Section 12.9.

        "Percentage Share" means, for any Lender at any date, that percentage which such Lender's Warehousing Commitment Amount bears to the Warehousing Credit Limit or Term Loan Commitment Amount bears to the Term Loan Credit Limit, as the case may be.

        "Person" means and includes natural persons, corporations, limited liability companies, limited liability partnerships, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions of those governments.

        "Plan" means each employee benefit plan (whether in existence on the Closing Date of this Agreement or established after that date), as that term is defined in Section 3 of ERISA, maintained for the benefit of directors, officers or employees of Borrowers or any ERISA Affiliate.

        "Pledged Assets" means, collectively, Pledged Loans, Pledged Securities and Other Eligible Assets.

        "Pledged Hedging Accounts" has the meaning set forth in Section 4.1 (k).

        "Pledged Hedging Arrangements" has the meaning set forth in Section 4.1
        (k).

        "Pledged Loans" has the meaning set forth in Section 4.1(b).

        "Pledged Securities" has the meaning set forth in Section 4.1(c).

        "Pledged Servicing Acquisition/Disposition Agreements" has the meaning set forth in Section 4.1 (g).

        "Pledged Servicing Contracts" has the meaning set forth in Section
        4.1(e).

        "Pledged Servicing Payments" has the meaning set forth in Section
        4.1(f).

        "Prime Mortgage Loan" has the meaning set forth in Exhibit H.

        "Prohibited Transaction" has the meanings set forth for such term in
        Section 4975 of the Internal Revenue Code and Section 406 of ERISA.

        "Purchase Commitment" means a written commitment, in form and substance satisfactory to Credit Agent, issued in favor of any Borrower by an Investor under which that Investor commits to purchase Mortgage Loans or Mortgage-backed Securities.

        "Rating Agency" means any nationally recognized statistical rating organization that in the ordinary course of its business rates Mortgage-backed Securities.

        "Receivables" has the meaning set forth in Section 4.1(h).

        "Release Amount" has the meaning set forth in Section 4.3(f).

        "REO Property" has the meaning set forth on Exhibit H.

        "Repurchased Maturing Mortgage Loan" has the meaning set forth in Exhibit H.

        "Restriction List" and "Restriction Lists" means each and every list of Persons to whom the Government of the United States prohibits or otherwise restricts the provision of financial services. For the purposes of this Agreement, Restriction Lists include the list of Specifically Designated Nationals and Blocked Persons established pursuant to Executive Order 13224 (September 23, 2001) and maintained by the Office of Foreign Assets Control, U.S. Department of the Treasury, current as of the day the Restriction List is used for purposes of comparison in accordance with the requirements of this Agreement.

        "RFC Mortgage Loan" means a Mortgage Loan covered by a Purchase Commitment issued by RFC.

        "RFConnects Delivery" means RFC's proprietary service to support the electronic exchange of information between Credit Agent and Borrowers, including Warehousing Advance Requests, shipping requests, payoff requests, wire transfer instructions, security delivery instructions, activity reports and exception reports.

        "Second Mortgage" means a Mortgage that constitutes a second Lien on the real property and improvements described in or covered by that Mortgage.

        "Second Mortgage Loan" means a Mortgage Loan secured by a Second
        Mortgage.

        "Security Agreement" means a security agreement or other agreement that creates a Lien on personal property, including furniture, fixtures and equipment, to secure repayment of a Mortgage Loan.

        "Servicing Acquisition" means a transaction in which a Borrower acquires Fannie Mae DUS Servicing Contracts or Ginnie Mae Servicing Contracts in a bulk purchase.

        "Servicing Acquisition Documents" means, with respect to any Servicing Acquisition, the Servicing Purchase Agreement and all agreements, documents and instruments executed and delivered in connection with the Servicing Acquisition.

        "Servicing Collateral" means the Collateral described in Sections 4.1(e) and 4.1(f) and all Collateral described in Sections 4.1(h), 4.1(i), 4.1(j) and 4.1(l) that constitutes proceeds of or is related to that Collateral.

        "Servicing Collateral Value" means, as of any date of determination, 65% of the most recent Appraisal Value of the Servicing Contracts included in the Eligible Servicing Portfolio, adjusted to reflect additions to and deletions from the Eligible Servicing Portfolio since the date of such Appraisal.

        "Servicing Contract" means, with respect to any Person, the arrangement, whether or not in writing, under which that Person has the right to service Mortgage Loans.

        "Servicing Delinquencies" means the aggregate outstanding principal balances of Mortgage Loans included in Borrowers' Eligible Servicing Portfolio which are 30 days or more past due (other than such as are in the process of foreclosure).

        "Servicing Foreclosures" means the aggregate outstanding principal amount of Mortgage Loans included in Borrowers' Eligible Servicing Portfolio which are in the process of foreclosure.

        "Servicing Portfolio" means, as to any Person, the unpaid principal balance of Mortgage Loans serviced by that Person under Servicing Contracts, minus the principal balance of all Mortgage Loans that are serviced by that Person for others under subservicing arrangements.

        "Servicing Portfolio Report" has the meaning set forth in Section
        7.3(a).

        "Servicing Purchase Agreement" means the principal agreement or agreements pursuant to which Borrowers make any Servicing Acquisition.

        "Single Family Mortgage Loan" means a Mortgage Loan secured by a Mortgage on improved real property on which is located a 1-to-4 family residence.

        "Standard Warehouse Period" means, for any Mortgage Loan or Other Eligible Asset, the maximum number of days a Warehousing Advance against that type of Mortgage Loan or Other Eligible Asset, other than against an Aged Mortgage Loan, may remain outstanding, as set forth in Exhibit H.

        "Statement Date" means the Audited Statement Date or the Interim Statement Date, as applicable.

        "Sublimit" means the aggregate amount of Warehousing Advances (expressed as a dollar amount or as a percentage of the Warehousing Commitment Amount) that is permitted to be outstanding at any one time against a specific type of Eligible Loan or Other Eligible Asset.

        "Sublimit Note" has the meaning set forth in Section 1.6.

        "Subordinated Debt" means (a) all indebtedness of Borrowers for borrowed money that is effectively subordinated in right of payment to all present and future Obligations either (1) under a Subordination of Debt Agreement on the form prescribed by Credit Agent or (2) otherwise on terms acceptable to Credit Agent, and (b) solely for purposes of Section 8.5, all indebtedness of Borrowers that is required to be subordinated by Sections 5.1(b) and 7.11.

        "Subprime Mortgage Loan" has the meaning set forth in Exhibit H.

        "Subsidiary" means any corporation, partnership, association or other business entity in which more than 50% of the shares of stock or other ownership interests having voting power for the election of directors, managers, trustees or other Persons performing similar functions is at the time owned or controlled by any Person either directly or indirectly through one or more Subsidiaries of that Person.

        "Swingline Advance" means an Advance made by RFC under Section 1.3.

        "Swingline Facility Amount" means the maximum amount of Swingline Advances to be made by RFC from time to time, but not to exceed $45,000,000.

        "Swingline Note" has the meaning set forth in Section 1.4.

        "T&I Receivables" has the meaning set forth on Exhibit H.

        "Tangible Net Worth" means the excess of a Person's (and, if applicable, that Person's Subsidiaries, on a consolidated basis) total assets over total liabilities as of the date of determination, each determined in accordance with GAAP applied in a manner consistent with the most recent audited financial statements delivered to Credit Agent under the Existing Agreement, plus that portion of Subordinated Debt not due within 1 year of that date. For purposes of calculating a Person's Tangible Net Worth, advances or loans to shareholders, directors, officers, employees or Affiliates, investments in Affiliates, assets pledged to secure any liabilities not included in the Debt of that Person, intangible assets, those other assets that would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of that date, as those requirements appear in the "Consolidated Audit Guide for Audits of HUD Programs," and other assets Credit Agent deems unacceptable, in its sole discretion, must be excluded from that Person's total assets.

        "Term Loan Advance" means a disbursement by Credit Agent on behalf of Lenders under the Term Loan Agreement.

        "Term Loan Advance Request" has the meaning set forth in Section 2.2.

        "Term Loan Commitment" means the obligation of each Lender to make a Term Loan Advance to Borrowers under Section 1.4.

        "Term Loan Commitment Amount" means, for any Lender at any date, the dollar amount designeated as such opposite such Lender's name on Exhibit M as its Term Loan Commitment Amount, as the same may be amended from time to time in accordance with this Agreement.

        "Term Loan Commitment Termination Date" has the meaning set forth in
        Section 1.5.

        "Term Loan Credit Limit" means the sum of the Term Loan Commitment Amounts of all Lenders.

        "Term Loan Maturity Date" means the earlier of: (a) 364 days after the Term Loan Commitment Termination Date, (b) 364 days after the Warehousing Commitment is terminated for any reason other than the occurrence of an Event of Default, and c) the date the Term Loan Advances become due and payable under Section 10.2.

        "Term Loan Non-Usage Fee" has the meaning set forth in Section 3.5.

        "Term Loan Note" has the meaning set forth in Section 1.6.

        "Term Loan Usage Fee" has the meaning set forth in Section 3.5.

        "Third Party Originated Loan" means a Mortgage Loan originated and funded by a third party (other than with funds provided by Borrowers at closing to purchase the Mortgage Loan) and subsequently purchased by Borrowers.

        "Title I Mortgage Loan" means an FHA co-insured closed-end First Mortgage Loan or Second Mortgage Loan that is underwritten in accordance with HUD underwriting standards for the Title I Property Improvement Program set forth in, and that is reported for insurance under, the Mortgage Insurance Program authorized and administered under Title I of the National Housing Act of 1934, as amended, and the regulations related to that statute

        "Total Hard Costs" means the total of the costs and expenses listed on the Cost Breakdown.

        "Trust Receipt" means a trust receipt in a form approved by and under which Credit Agent may deliver any document relating to the Collateral to Borrowers for correction or completion.

        "Unused Portion" has the meaning set forth in 3.5.

        "Used Portion" has the meaning set forth in Section 3.5.

        "Warehousing Advance" means a disbursement by Credit Agent on behalf of Lenders under Section 1.1.

        "Warehousing Advance Request" has the meaning set forth in Section 2.1.

        "Warehousing Collateral Value" means, as of any date of determination,
        (a) with respect to any Eligible Loan, the lesser of (1) the amount of any Warehousing Advance made, or that could be made, against such Eligible Loan or Other Eligible Asset under Exhibit H or (2) an amount equal to the Advance Rate for the applicable type of Eligible Loan or Other Eligible Asset multiplied by the Fair Market Value of such Eligible Loan or Other Eligible Asset; (b) if Eligible Loans or Other Eligible Assets have been exchanged for Agency Securities, the lesser of
        (1) the amount of any Warehousing Advances outstanding against the Eligible Loans or Other Eligible Assets backing the Agency Securities or
        (2) an amount equal to the Advance Rates for the applicable types of Eligible Loans or Other Eligible Assets backing the Agency Securities multiplied by the Fair Market Value of the Agency Securities; and (c) with respect to cash, the amount of the cash.

        "Warehousing Commitment" means the obligation of each Lender to make Warehousing Advances to Borrowers under Section 1.1.

        "Warehousing Commitment Amount" means, for any Lender at any date, that dollar amount designated as such opposite such Lender's name on Exhibit J as its Warehousing Commitment Amount, as the same may be amended from time to time in accordance with this Agreement.

        "Warehousing Commitment Fee" has the meaning set forth in Section 3.4.

        "Warehousing Credit Limit" means the sum of the Warehousing Commitment Amounts of all Lenders.

        "Warehousing Fee" has the meaning set forth in Section 3.7.

        "Warehousing Maturity Date" has the meaning set forth in Section 1.2.

        "Warehousing Note" has the meaning set forth in Section 1.6.

        "Weighted Average Committed Purchase Price" means the weighted average of the Committed Purchase Prices of the unfilled Purchase Commitments (expressed as a percentage) for Mortgage Loans or Mortgage-backed Securities of the same type, interest rate and term.

        "Wet Settlement Advance" means with respect to any Warehousing Advance, the time from the date the Warehousing Advance is made until the date of Credit Agent's receipt of the Collateral Documents required by Article 2 and the Exhibits and documents referenced in that Article.

        "Wire Disbursement Account" means a demand deposit account maintained at the Funding Bank in Credit Agent's name for clearing wire transfers requested by Borrowers to fund Warehousing Advances.

        "Wire Fee" has the meaning set forth in Section 3.7.

13.2.   Other Definitional Provisions; Terms of Construction

        13.2 (a) Accounting terms not otherwise defined in this Agreement have the meanings given to those terms under GAAP.

        13.2 (b) Defined terms may be used in the singular or the plural, as the context requires.

        13.2 (c) All references to time of day mean the then applicable time in Chicago, Illinois, unless otherwise expressly provided.

        13.2 (d) References to Sections, Exhibits, Schedules and like references are to Sections, Exhibits, Schedules and the like of this Agreement unless otherwise expressly provided.

        13.2 (e) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation."

        13.2 (f) Unless the context in which it is used otherwise clearly requires, the word "or" has the inclusive meaning represented by the phrase "and/or."

        13.2 (g) All incorporations by reference of provisions from other agreements are incorporated as if such provisions were fully set forth into this Agreement, and include all necessary definitions and related provisions from those other agreements. All provisions from other agreements incorporated into this Agreement by reference survive any termination of those other agreements until the Obligations of Borrowers under this Agreement and the Notes are irrevocably paid in full and the Commitments are terminated.

        13.2 (h) All references to the Uniform Commercial Code shall be deemed to be references to the Uniform Commercial Code in effect on the date of this Agreement in the applicable jurisdiction.

        13.2 (i) Unless the context in which it is used otherwise clearly requires, all references to days, weeks and months mean calendar days, weeks and months.

                                End of Article 0

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:                        COLUMBIA NATIONAL, INCORPORATED,
                                  a Maryland corporation

                                  By: /s/ Alan Horn
                                     -------------------------------------------

                                  Its: Executive Vice President
                                      ------------------------------------------

                                  Columbia National, Incorporated
                                  c/o American Home Mortgage Holdings, Inc.
                                  520 Broadhollow Road
                                  Melville, NY 11747
                                  Attention: Stephen A. Hozie, Chief Financial
                                  Officer
                                  Facsimile: (631) 777-3289

                                  AMERICAN HOME MORTGAGE CORP.,
                                  a New York corporation


                                  By: /s/ Alan Horn
                                     -------------------------------------------

                                  Its: Executive Vice President
                                      ------------------------------------------

                                  American Home Mortgage Corp.
                                  c/o American Home Mortgage Holdings, Inc.
                                  520 Broadhollow Road
                                  Melville, NY 11747
                                  Attention: Stephen A. Hozie, Chief Financial
                                  Officer
                                  Facsimile: (631) 777-3289

                                  AMERICAN HOME MORTGAGE ACCEPTANCE, INC.,

                                  a Maryland corporation


                                  By: /s/ Alan Horn
                                     -------------------------------------------

                                  Its: Executive Vice President
                                      ------------------------------------------

                                  American Home Mortgage Acceptance, Inc.
                                  520 Broadhollow Road
                                  Melville, NY 11747
                                  Attention: Craig Pino, Senior V.P./Treasurer
                                  Facsimile: (516) 495-5411

CREDIT AGENT:                     RESIDENTIAL FUNDING CORPORATION,
                                  a Delaware corporation

                                  By: /s/ Jason Mitchell
                                     -------------------------------------------

                                  Its: Director
                                      ------------------------------------------

                                  Residential Funding Corporation
                                  7501 Wisconsin Avenue
                                  Bethesda, MD  20814
                                  Attention:, Jason Mitchell, Director
                                  Facsimile: (301) 215-6288

LENDERS:                          RESIDENTIAL FUNDING CORPORATION,
                                  a Delaware corporation

                                  By: /s/ Jason Mitchell
                                     -------------------------------------------

                                  Its: Director
                                      ------------------------------------------

                                  Residential Funding Corporation
                                  7501 Wisconsin Avenue
                                  Bethesda, MD  20814
                                  Attention: Jason Mitchell, Director
                                  Facsimile: (301) 215-6288

LENDER:

                                  COLONIAL BANK, N.A.,

                                  By: /s/ Amy J. Nunneley
                                     -------------------------------------------

                                  Its: Senior Vice President
                                      ------------------------------------------

                                  Colonial Bank, N.A.
                                  201 East Pine Street
                                  Suite 730
                                  Orlando, FL  32801
                                  Attention: Cathie Kissick
                                  Facsimile: (407) 835-6637

LENDER:                           CALYON NEW YORK BRANCH

                                  By: /s/ William Denton
                                     -------------------------------------------
                                     William Denton
                                     Managing Director

                                  By: /s/ Sebastian Rocco
                                     -------------------------------------------
                                     Sebastian Rocco
                                     Managing Director

                                  Calyon New York Branch
                                  1301 Avenue of the Americas
                                  New York, NY   10019
                                  Attention: Jay Buckley
                                  Facsimile: (212) 261-3438

LENDER:                           FLEET NATIONAL BANK

                                  By: /s/ Carolyn N. Warren
                                     -------------------------------------------

                                  Its: Carolyn N. Warren, Principal
                                      ------------------------------------------

                                  Fleet National Bank
                                  901 Main Street, 66th Floor
                                  TX1-492-66-01
                                  Dallas, TX  75202
                                  Attention: Elizabeth Kurilecz
                                  Facsimile: (214) 209-1027

LENDER:                           MANUFACTURERS AND TRADERS TRUST COMPANY

                                  By: /s/ [ILLEGIBLE]
                                     -------------------------------------------

                                  Its: Vice President
                                      ------------------------------------------

                                  MANUFACTURERS AND TRADERS TRUST COMPANY
                                  25 South Charles Street
                                  Mail Code 101-745
                                  Baltimore, MD  21201
                                  Attention: Timothy Avendt
                                  Facsimile: (410) 545-2047

LENDER:                           THE BANK OF NEW YORK

                                  By: /s/ Indra D. Kish
                                     -------------------------------------------

                                  Its: Indra D. Kish, Vice President
                                      ------------------------------------------

                                  The Bank of New York
                                  One Wall Street
                                  21st Floor
                                  New York, NY  10286
                                  Attention: Indra Kish
                                  Facsimile: (212) 635-6468

LENDER:                           U.S. BANK NATIONAL ASSOCIATION

                                  By: /s/ Kathleen M. Connor
                                     -------------------------------------------

                                  Its: Kathleen M. Connor, Vice President
                                      ------------------------------------------

                                  U.S. Bank National Association
                                  800 Nicollet Mall
                                  Mortgage Banking Services
                                  BC-MN-H03B
                                  Minneapolis, MN  55402-7020
                                  Attention: Kathleen Connor
                                  Facsimile: (612) 303-2253

LENDER:                          COMMERZBANK AG,
                                 New York and Grand Cayman Branches,
                                 except with respect to the waivers set forth in Section 12.20 of this Agreement

                                 By: /s/ Michael P. McCarthy
                                    -------------------------------------------

                                 Its: Michael P. McCarthy, Vice President
                                     ------------------------------------------

                                 Commerzbank AG, New York Branch
                                 2 World Financial Center
                                 New York, NY 10281
                                 Attention: Joseph J. Hayes, Vice President
                                 Facsimile: (212) 266-7629

                                 AND

                                   By: /s/ William M. Earley
                                      -----------------------------------------

                                   Its: William M. Earley, Senior Vice President
                                       -----------------------------------------

                                   Commerzbank AG, New York Branch
                                   2 World Financial Center
                                   New York, NY 10281
                                   Attention: William M. Earley, Sr. Vice
                                   President
                                   Facsimile: (212) 266-7629

LENDER:

                                  BANK HAPOALIM B.M.,

                                  By: /s/ Helen H. Gateson
                                     -------------------------------------------

                                  Its: Helen H. Gateson, Vice President
                                      ------------------------------------------

                                  Bank Hapoalim B.M.
                                  1177 Avenue of the Americas
                                  New York, NY 10036
                                  Attention: Helen Gateson
                                  Facsimile: (212) 782-2382

                                  AND:

                                  By: /s/ Lewroy Hackett
                                     -------------------------------------------

                                  Its: Lewroy Hackett
                                      ------------------------------------------

                                  Bank Hapoalim B.M.
                                  1177 Avenue of the Americas
                                  New York, NY 10036
                                  Attention:
                                  Facsimile: